EXCHANGE AND CONTRIBUTION AGREEMENT
                         AMONG THE SMITH SUMMIT PARTIES
                              AND THE REIT PARTIES


         THIS EXCHANGE AND CONTRIBUTION AGREEMENT ("Agreement") is made as of the 1st day of August, 1997, among Smith Summit Apartments Partnership, a Texas general partnership ("Smith Summit GP" or "Transferor"); Lincor/Smith Summit Apartments Limited Partnership, a Texas limited partnership ("Lincor"); 3636 Colorado, Inc., a Colorado corporation ("3636 Colorado" and, together with Smith Summit GP and Lincor, the "Smith Summit Parties"); ASR Investments Corporation, a Maryland corporation (the "REIT"); Heritage SGP Corporation, an Arizona corporation wholly owned by the REIT ("Heritage SGP"); and Heritage Communities L.P., a Delaware limited partnership ("Heritage LP" and, together with the REIT and Heritage SGP, the "REIT Parties").

         A. Smith Summit GP is the owner of Smith Summit Apartments ("Smith Summit"), which is a 254-unit apartment community located in Mesquite, Texas. All of the Real Property, the Tangible Personal Property and the interests in the Leases and the Intangible Personal Property relating to Smith Summit is collectively referred to herein as the "Property".

         B. The REIT is a self-administered and self-managed real estate investment trust that owns primarily apartment communities. The REIT and Heritage SGP are the sole general partners of Heritage LP.

         C. Concurrently with the execution of this Agreement, the REIT Parties will enter into an agreement (the "Gentry Place Agreement") with Gentry Place Apartments Limited Partnership, a Texas limited partnership ("Gentry Place LP"), to acquire the Merit Place Apartments ("Merit Place"), a 360-unit apartment community located in Grand Prairie, Texas.

         D. Concurrently with the execution of this Agreement, the REIT Parties will enter into an agreement (the "Merit Preston Park Agreement") with Merit Preston Park Apartments Limited Partnership, a Texas limited partnership ("Preston Park LP"), to acquire the Park On Preston Apartments ("Park On Preston"), a 286-unit apartment community located in Dallas, Texas.

         E. Certain partners of the Transferor desire to obtain shares of REIT Stock and the REIT desires to obtain partnership interests in the Transferor. The Smith Summit Parties desire to contribute the Property to Heritage LP and Heritage LP desires to acquire the Property upon the terms and conditions, and for the consideration, set forth herein. To accomplish the foregoing, the parties hereto agree to enter into all, but not less than all, of the transactions described below on the terms and conditions herein provided:

                  1. The REIT shall make a tender offer (the "Exchange Offer") to each owner of partnership interests in Transferor (the "Transferor Partners") that is an Accredited Investor to tender partnership interests in Transferor (the "Transferor Partnership Interests") in exchange for cash and shares of the REIT's common stock, par value $.01 per share (the "REIT Stock"), pursuant to the terms and conditions of this Agreement and a Letter of Transmittal and Assignment in the form of Exhibit A hereto (the "Letter of Transmittal") to be executed by each Transferor Partner desiring to tender their Transferor Partnership Interests in the Exchange Offer. The REIT and the Custodian (as defined herein) shall enter into a registration agreement in the form of Exhibit I attached hereto (the "Exchange Offer Registration Agreement") pursuant to which the REIT shall agree to register for resale under federal securities laws the shares of REIT Stock to be issued in the Exchange Offer.

                  2. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Transferor, or the partners of Transferor as designated by Transferor on Schedule VIII attached hereto as updated pursuant to Section 6.2(a) hereof, shall enter into the Second Amended and Restated Agreement of Limited Partnership of Heritage LP in the form of Exhibit B attached hereto (the "Partnership Agreement") pursuant to which the REIT and Heritage SGP will make certain cash contributions (the "REIT Capital Contribution") to Heritage LP in exchange for general partnership interests in Heritage LP ("GP Units"), and Transferor will contribute the Property in exchange for limited partnership interests in Heritage LP ("LP Units") and cash. The LP Units will be issued by Heritage LP in Transferor's name or in the names of the partners of Transferor as designated by Transferor on Schedule VIII attached hereto as updated pursuant to Section 6.2(a) hereof. The GP Units and the LP Units shall be exchangeable for REIT Stock at any time following the first anniversary of the Closing Date. Transferor, the REIT and Heritage LP shall enter into a registration agreement in the form of Exhibit C attached hereto (the "Asset Transfer Registration Agreement") pursuant to which the REIT shall agree to register under federal securities laws the shares of REIT Stock to be issued in exchange for the LP Units. The contributions of the REIT Capital Contribution in exchange for GP Units and the Property in exchange for LP Units and cash are collectively referred to herein as the "Asset Transfer."

         The Exchange Offer Registration  Agreement,  the Partnership  Agreement
and  the  Asset  Transfer  Registration   Agreement  are  sometimes  hereinafter
collectively referred to as the "Related Agreements."

         NOW THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
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
                                    ARTICLE 1
                                 EXCHANGE OFFER
                                 --------------

         1.1      The Exchange Offer.

                  (a) Offer to Purchase. Provided that nothing shall have occurred that would result in a failure to satisfy any of the terms or conditions set forth in Article 7 of this Agreement, as promptly as practicable following the execution of this Agreement, the REIT shall commence the Exchange Offer by delivering the Exchange Offer Documents (as defined below) to each Transferor Partner. Each Transferor Partner that is an Accredited Investor shall have the right to tender all or any part of Transferor Partnership Interests owned by such Transferor Partner (such tendered Transferor Partnership Interests hereinafter referred to as "Tendered Interests") by executing and delivering prior to the Commitment Date to Lincor, as custodian (the "Custodian"), a Letter of Transmittal pursuant to which Lincor will make and accept deliveries by and on behalf of the Transferor Partners as provided in the Custody Agreement. The obligations of the REIT to accept for purchase and to purchase any Tendered Interests tendered by the Transferor Partners of Transferor shall be subject only to the conditions set forth in this Agreement. The REIT shall not be entitled to accept for purchase or purchase the Tendered Interests unless all of the conditions to the consummation of the transactions contemplated in this Agreement are satisfied or waived as provided herein.

                  (b) Purchase  Price.  Subject to the  conditions  set forth in
Article 7 of this Agreement, on the Closing Date, the Custodian shall deliver the Letters of Transmittal to the REIT, and the REIT shall deliver to the Custodian, as agent for each Transferor Partner on whose behalf the Custodian delivered a Letter of Transmittal, the following:

                           (i) Exchange  Offer Cash Payment.  A wire transfer of
an amount equal to a portion of the Total Cash Payment attributable to the Transferor Partnership Interests tendered by Transferor Partners in the Exchange Offer (the "Exchange Offer Cash Payment"); provided, however, in no event shall the Exchange Offer Cash Payment exceed the difference between the Total Cash Payment and the amount of the Maximum Property Closing Costs as set forth on
Schedule VI attached hereto.

                           (ii) REIT Stock. A certificate registered in the name
of each Transferor Partner that tenders Transferor Partnership Interests in the Exchange Offer for the number of shares of REIT Stock equal to (A) the difference between (1) the Exchange Value of all of the Transferor Partnership Interests tendered by such Transferor Partner and accepted for purchase and (2) that portion of the Exchange Offer Cash Payment attributable to the Transferor Partnership Interests tendered by such Transferor Partner and accepted for purchase, divided by (B) the REIT Stock Price. For purposes of determining the number of shares of REIT Stock to be issued in the Exchange Offer, Transferor Partnership Interests held by one person in multiple accounts shall be aggregated and in the event that a Transferor Partner's tender of Transferor Partnership Interests would result in such Transferor Partner receiving a fractional share of REIT Stock, such fractional share shall be rounded to the nearest whole share of ASR Common Stock. The REIT Stock to be issued in accordance with the Exchange Offer will be duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar right and, subject to compliance with the Securities Act and the Exchange Act, will be eligible for listing on the American Stock Exchange. On or prior to the Closing Date, the REIT shall have caused the effectiveness of a registration statement (the "Registration Statement") under the Securities Act and under any applicable state securities laws covering the resale of the shares of REIT Stock to be issued in accordance with the Exchange Offer.

                  (c) Exchange Offer Documents. As soon as practicable after the Commitment Date, the REIT shall prepare the Registration Statement covering the resale of shares of REIT Stock to be offered in the Exchange Offer, which will comply in all material respects with the provisions of applicable federal and state securities laws, and will prepare the Letter of Transmittal and a Custody Agreement appointing Lincor the Transferor Partners' Custodian to make deliveries for the Transferor Partners at the Closing (the Registration Statement, the Exchange Offer Registration Agreement, the Letters of Transmittal and the Custody Agreement, together with any supplements or amendments thereto, are referred to herein collectively as the "Exchange Offer Documents"). The REIT shall prepare and make all filings under applicable state Blue Sky Laws to qualify or exempt from qualification the REIT Stock offered pursuant to the Exchange Offer.

                  (d) Election to Tender Transferor Partnership Interests. The election of a Transferor Partner to tender all or a part of the Transferor Partnership Interests owned by the Transferor Partner shall be made by such Transferor Partner's execution of a Letter of Transmittal and the return of the Letter of Transmittal to the Custodian for delivery to the REIT pursuant to the Custody Agreement. Following the Commitment Date the tender of Transferor Partnership Interests shall be irrevocable.

                  (e) Consent to Admission of REIT as Partner. The Letter of Transmittal shall provide that each Transferor Partner tendering a Transferor Partnership Interest in Transferor (i) consents to the admission of the REIT as a substituted limited partner upon the purchase of such Transferor Partnership Interest and (ii) waives any right of first refusal granted under the Transferor's partnership agreement to the Transferor Partner or the Transferor in connection with the Exchange Offer. Lincor, as a general partner of Smith Summit GP, and 3636 Colorado, as a general partner of Smith Summit GP, consent to the admission of the REIT as a substituted limited partner of Transferor as of the Closing Date. Promptly following the Closing Date, Transferor shall file any certificates necessary to reflect the admission of the REIT as a substituted limited partner.

                  (f) Term. The Exchange Offer shall remain open until the commitment date, which shall be 5:00 p.m., Dallas, Texas time on August 11, 1997, unless extended by the REIT and Lincor (the "Commitment Date"). The Exchange Offer shall expire on the Expiration Date. If the Exchange Offer is not consummated prior to the Expiration Date, the Custodian shall promptly return the Letter of Transmittal and all other materials delivered to the Custodian by the Transferor Partner pursuant to this Agreement to the Transferor Partner. Prior to the Commitment Date, the REIT shall not amend or modify the terms of the Exchange Offer without the prior consent of Lincor. After the Commitment Date, the Exchange Offer shall not be amended or modified.

         1.2 Tender of Lincor's or 3636 Colorado's Transferor Partnership Interests. Upon the terms and subject to the conditions set forth in this Agreement, on the Commitment Date, Lincor and 3636 Colorado shall have the right to tender all or any part of their right to receive all or a portion of distributions as a general partner in Transferor to the REIT in exchange for shares of REIT Stock pursuant to the Exchange Offer on the same terms and subject to the same conditions as set forth in Section 1.1 above. At the Closing, the REIT shall accept for payment all assignments of the right to receive distributions as a general partner tendered by Lincor or 3636 Colorado in Transferor. If the tender of the right to receive general partner distributions is accepted, the REIT shall acquire all right, title and interest to all distributions made by Transferor with respect to the interest acquired, but the REIT shall not be substituted as a general partner. Lincor and 3636 Colorado shall remain as the general partners of Transferor.

         1.3 Internal Revenue Code Section 754 Election. Unless Transferor has a valid election in place pursuant to Internal Revenue Code Section 754, Transferor hereby agrees to make such an election effective for Transferor's taxable year in which the Exchange Offer is consummated.


                                    ARTICLE 2
                                 ASSET TRANSFER
                                 --------------

         2.1 The Asset Transfer. Provided that nothing shall have occurred that would result in a failure to satisfy any of the terms or conditions set forth in this Agreement, immediately following the transactions set forth in Article 1 hereof, the REIT and Transferor shall consummate the Asset Transfer. The REIT and Heritage SGP shall make a cash capital contribution to Heritage LP in accordance with Section 2.2(a) hereof and will continue to be the sole general partners of Heritage LP. Transferor shall contribute and convey the Property to Heritage LP in exchange for LP Units and cash as set forth in Section 2.2(b) hereof. Pursuant to the terms of the Partnership Agreement, the LP Units shall be exchangeable for REIT Stock at any time following the first anniversary of the Closing Date. Pursuant to the Asset Transfer Registration Agreement, the REIT shall agree to register for resale under federal securities laws the shares of REIT Stock to be issued upon conversion of the LP Units.

         2.2      Contribution of Property to Heritage LP.

                  (a) Capital Contributions. On the Closing Date, the REIT, Heritage SGP and Transferor shall make the following capital contributions to Heritage LP:

                           (i) The  REIT  and  Heritage  SGP  shall  make a cash
capital   contribution   equal  on  an  aggregate  basis  to  the  REIT  Capital
Contribution which shall be the sum of:

                                    (A) that portion of the Mortgage  Debt to be
repaid or cancelled by Heritage LP in accordance with Section 2.3 hereof including, without limitation, any prepayment fees or premiums, assumption fees and other costs associated therewith, plus

                                    (B)  the  amount  required  to  satisfy  any
monetary liens which the REIT elects to satisfy pursuant to Section 2.3(d), plus

                                    (C) the Property  Closing  Costs paid and to
be paid by Heritage LP or the REIT pursuant to Section 8.9, plus or minus, as appropriate

                                    (D) the Prorations, plus

                                    (E) all costs and  expenses  incurred and to
be incurred by Heritage LP, the REIT or Heritage SGP (on behalf of Heritage LP) in the performance of its due diligence hereunder, plus

                                    (F) any  amounts  required  to  satisfy  the
obligations of the REIT or Heritage SGP to make capital contributions to Heritage LP pursuant to Section 4.1.2 or Section 4.1.6 of the Partnership Agreement, and plus

                                    (G) cash in the amount of the Asset Transfer
Cash Payment (as defined herein).

                           (ii)  Transferor  shall  contribute  and  convey  the
Property owned by Transferor to Heritage LP as hereinafter provided subject only to the Transferred Debt as described in Section 2.3 hereof.

                           (iii) Notwithstanding the foregoing,  if, taking into
consideration the proposed contributions to the capital of Heritage LP by the REIT, Heritage SGP, and Transferor in accordance with Section 2.2(a) hereof, Heritage LP would not be consolidated with the REIT for financial accounting and reporting purposes because the respective Partnership Interests of the REIT or Heritage SGP in Heritage LP is insufficient, then at the Closing the REIT or Heritage SGP may contribute cash to Heritage LP in exchange for an amount of GP Units equal to such cash contribution divided by the REIT Stock Price. Such cash will be contributed in the minimum amount sufficient to permit Heritage LP to be consolidated with the REIT for financial accounting and reporting purposes.

                  (b) Distribution of Cash and LP Units. In exchange for the capital contribution made by Transferor provided in Section 2.2(a) hereof, Heritage LP shall distribute the following on the Closing Date:

                           (i) Asset  Transfer  Cash  Payment.  At the  Closing,
Transferor shall receive by wire transfer an amount (the "Asset Transfer Cash Payment") equal to the Total Cash Payment less the Exchange Offer Cash Payment.

                           (ii) LP Units. At the Closing, Transferor, or certain
partners of Transferor designated by Transferor on Schedule VIII attached hereto as updated pursuant to Section 6.2(a) hereof, shall collectively receive a number of LP Units that shall be equal to (A) the difference between the Exchange Value attributable to Transferor and the amount of the Asset Transfer Cash Payment pursuant to clause (i), divided by (B) the REIT Stock Price; provided, however, if such calculation would result in the distribution to the Transferor, or certain partners of Transferor, of a fraction of an LP Unit, such fractional share shall be rounded to the nearest whole LP Unit. In the event Transferor distributes the Asset Transfer Cash Payment to certain partners of Transferor, Transferor shall distribute a number of LP Units to each of its partners equal to (A) the difference between the Exchange Value attributable to each partner's interest in Transferor and the amount of the Asset Transfer Cash Payment distributed to such partner, divided by (B) the REIT Stock Price.

                  (c) Distribution of GP Units. In exchange for the REIT Capital Contribution provided in Section 2.2(a) hereof, Heritage LP shall issue on the Closing Date to the REIT and Heritage SGP a number of GP Units (rounded to a whole unit) equal to the REIT Capital Contribution divided by the REIT Stock Price allocated between them on a pro rata basis based upon their respective contributions.

         2.3      Assumption of Mortgage Debt.

                  (a) Mortgage Debt. The REIT, Heritage LP and Transferor acknowledge and agree that the Property is subject to the Mortgage Debt from the lender (the "Lender") as described on Schedule II attached hereto. The Property shall be acquired by Heritage LP subject to the Mortgage Debt, provided that the Lender of such Mortgage Debt shall execute a consent, estoppel letter, transfer agreement, and modification with respect to such Mortgage Debt as shall be acceptable to Heritage LP, acting reasonably; provided, however, the Lender will not be required to amend any of the material legal or business terms of the Mortgage Debt.

                  (b) Lender Consent. From and after the date hereof and continuing for 60 days thereafter (the "Lender Consent Period"), the parties shall proceed in good faith and with due diligence to attempt to secure any lender consent and estoppel letter from the Lender and to negotiate any transfer agreement or modifications to the Loan Documents in order for Heritage LP to acquire the Property subject to such Mortgage Debt. Heritage LP agrees that it shall accept the Property subject to the Mortgage
Debt, provided that the Lender agrees that such Mortgage Debt shall be non-recourse to Heritage LP on the same terms that such Mortgage Debt is currently non-recourse to Transferor and the Lender executes the agreements contemplated by Section 2.3(a). Any Mortgage Debt to which the Property is subject upon transfer to Heritage LP is herein referred to as "Transferred Debt."

                  (c) Refinancing of Mortgage Debt. In the event that the Lender does not agree to the transfer of the Mortgage Debt as contemplated by Section 2.3(a) and Section 2.3(b), or if for any reason Heritage LP is unable to acquire the Property subject to the Mortgage Debt within the Lender Consent Period, Heritage LP shall have the right to (i) refinance all or a portion of such Mortgage Debt on terms it determines to be acceptable to it in its sole discretion; (ii) pay all or any portion of such Mortgage Debt from the proceeds of the REIT Capital Contribution; or (iii) terminate this Agreement, which rights shall be exercised within the Lender Consent Period.

                  (d) Indebtedness Other Than Mortgage Debt. Transferor shall satisfy all pecuniary encumbrances (other than the Mortgage Debt) or otherwise have all such encumbrances removed as liens against the Property on or before the Closing at its own expense. Transferor shall not place any consensual lien, encumbrance or easement against the Property following the date of execution of this Agreement without the prior written consent of the REIT, such consent not to be unreasonably withheld or delayed. If Transferor fails to satisfy or remove any monetary lien on or prior to Closing, the REIT may proceed to retain a portion of the Exchange Value equal to the amount of the monetary lien (the "Holdback Amount") and reduce the Exchange Value of the Property accordingly. The Holdback Amount shall be paid to Transferor at such time as Transferor extinguishes such monetary lien. In the event that Transferor does not extinguish such monetary lien within 120 days of the Closing Date, the REIT shall apply the Holdback Amount to satisfy the monetary lien. Transferor shall be required to deposit any additional funds at Closing to satisfy any remaining monetary liens against the Property.

         2.4 Earnest Money Deposit. Within five (5) days following the Execution Date, the REIT shall deposit $50,000 in escrow with the Title Company (the "Earnest Deposit") on account of the REIT Capital Contribution. The Earnest Deposit shall be placed in an interest-bearing account. At the Closing, the Earnest Deposit shall be applied against the Cash Allocation. In the event this Agreement is terminated for any reason other than as a result of a termination pursuant to Section 10.3(c), the Earnest Deposit required by this Section 2.4 shall be returned to the REIT. In the event this Agreement is terminated by Transferor pursuant to Section 10.3(c), the Earnest Deposit required by this
Section 2.4 shall be paid to Lincor on behalf of Transferor.

                                    ARTICLE 3
                 PARTNER APPROVAL; SECURITIES LAW CONSIDERATIONS
                 -----------------------------------------------

         3.1 Approval by Lincor and 3636 Colorado as General Partners. Lincor and 3636 Colorado hereby approve and consent to the Exchange Offer and Asset Transfer and represent and warrant that each has approved this Agreement and the transactions contemplated hereby.

         3.2 Federal and State Securities Law Considerations. The REIT Parties shall take all actions necessary in accordance with federal and state securities laws including, without limitation, prepare and make all filings under applicable federal and state law to qualify or exempt from qualification the securities offered pursuant to the Exchange Offer and Asset Transfer.

         3.3 Asset Transfer Registration Agreement. In connection with the conversion of the LP Units, the REIT shall enter into the Asset Transfer Registration Agreement pursuant to which the REIT shall agree to file and use its best efforts to have declared effective on the date the LP Units are first convertible into REIT Stock, a registration statement, including a form of prospectus, and one or more amendments thereto, on Form S-3 or other appropriate form, covering such shares of REIT Stock to be issued upon conversion of the LP Units issued pursuant to the Asset Transfer as set forth in Section 2.2 hereof.

         3.4 Information Respecting Transferor, Lincor and 3636 Colorado. Transferor shall furnish in writing for inclusion in the Registration Statement such information about Transferor, Lincor and 3636 Colorado that may be requested by the REIT Parties in writing. Transferor represents and warrants that the information so supplied, as it may be revised from time to time in writing by Transferor, shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         3.5 Amendments to the Registration Statement. If, at any time prior to the Expiration Date, it shall be necessary to amend or supplement the Registration Statement to correct any statement or omission with respect to the REIT, Lincor, 3636 Colorado, Transferor or their subsidiaries or assets, or in order to comply with any applicable legal requirements, Transferor shall supply the necessary information to the REIT. To the extent necessary to comply with applicable legal requirements, the REIT shall amend or supplement the Registration Statement.

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         4.1 Transferor Representations and Warranties. As a material inducement to the REIT Parties to execute this Agreement and to the REIT Parties to consummate the transactions contemplated hereunder, Transferor, Lincor and 3636 Colorado jointly and severally represent and warrant to the REIT Parties with respect to itself and the Property, that as of the date hereof and as of the Closing Date:

                  (a) Transferor Organizational Representations and Warranties.

                           (i) Organization  and Authority.  Transferor has been
duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization and, if different, is qualified to do business and in good standing in the state in which the Property is located. Transferor has the full right and authority to enter into this Agreement. Transferor has the full and right authority to transfer the Property and to consummate or cause to be consummated the transactions contemplated herein. This Agreement has been duly authorized and properly executed by Transferor and, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes the valid and binding obligation of Transferor, enforceable against Transferor in accordance with its terms.

                           (ii)  Conflicts.  The execution of and performance by
Transferor of its obligations under this Agreement does not and will not conflict with the terms of Transferor's constituent documents and does not breach or violate any applicable law, rule or regulation of any governmental authority. Subject to obtaining the required consents and approvals by the Lender, there is no agreement to which Transferor is a party or binding on Transferor, which will be breached by or which is in conflict with the execution of or performance by Transferor of its obligations under this Agreement or with the rights granted to Transferor hereunder.

                           (iii) Pending  Actions.  There is no action,  suit or
proceeding pending, or to Transferor's knowledge, threatened against Transferor or the Property which would, if adversely determined, have a material adverse effect on the financial condition or results of operations of Transferor. There is no action or proceeding pending, or to Transferor's knowledge, threatened against Transferor which challenges or impairs Transferor's ability to execute, deliver or perform under this Agreement, to transfer all of the Property hereunder or to consummate the transactions contemplated herein.

                  (b) Transferor's Property Representations and Warranties.

                           (i)  Contractors  and  Suppliers.   All  contractors,
subcontractors, suppliers, architects, engineers and others that have performed services or labor or supplied material in connection with Transferor's acquisition, development, ownership or management of the Property have been, or will be in the ordinary course of business, paid in full prior to

Closing and all liens arising therefrom (or claims which with the passage of time or notice or both, could mature into liens) have been, or will be in the ordinary course of business, satisfied and released prior to Closing. On the Closing Date, Transferor shall provide the REIT a list of all contracts that are not terminable upon 30 days written notice without penalty. The Transferor shall not be required to pay any termination fees or penalties in connection with contracts the REIT wishes to terminate, as such amounts shall be the sole responsibility of the REIT. Notwithstanding the foregoing statements, Smith Summit GP agrees to negotiate on the REIT's behalf for the termination/cancellation of an existing security monitoring agreement between Smith Summit GP and Network Multi-Family Security Corporation, with such termination to be effective on August 1, 1998. The REIT agrees and Smith Summit GP acknowledges that the REIT will bear the cost of $120,000, as a fee to affect the termination of said contract (the "Buyout Amount"). The REIT agrees and Smith Summit GP acknowledges that Smith Summit GP will (a) be entitled to any savings obtained if the Buyout Amount is less than $120,000, and (b) bear the responsibility for any amount in excess of the Buyout Amount for Smith Summit Apartments. Such amount in excess of the Buyout Amount for Smith Summit Apartments shall be credited to the REIT with regard to Transferor at Closing and such amount less than the Buyout Amount shall be credited to Transferor at Closing.

                           (ii) Leases and Rent Roll. The Rent Roll delivered by
Transferor hereunder for its Real Property is true, accurate and complete in all material respects. Except as set forth in the Rent Roll or applicable Permitted Exceptions, there are no leases or occupancy agreements or rights of possession affecting the Real Property. Except as otherwise specifically and expressly set forth in the Rent Roll for the Real Property: (1) no presently effective rent concessions have been given to any tenants; (2) no rent has been paid in advance by any tenants respecting a period subsequent to the Closing (except for the month in which the Closing occurs); (3) no tenants have any claim against Transferor for any deposits, other than pursuant to the terms of its Lease with respect to sums specified as deposits in the Rent Roll; (4) no tenants have any options or rights of first refusal to extend or renew their Leases or to rent additional space or to purchase the Property; (5) there are no tenant improvements which are incomplete or which have not been fully paid for by Transferor except as otherwise specified in this Agreement; and (6) there are no leasing fees or commissions due, nor will any become due, in connection with any Lease or any renewal or extension of any Lease. Except as set forth in the Rent Roll, no understanding or agreement with any party exists as to payment of any leasing or other fees or commissions regarding future leases or as to procuring of tenants for the Real Property. To Transferor's knowledge, no default or breach exists on the part of any tenant except as provided in the Rent Roll. Transferor has not received any notice of any material default or breach on the part of the landlord under any Lease.

                           (iii)  Operating  and  Financial   Statements.   Each
Operating and Financial Statement for the Real Property shows all material items of income and expense (operating and capital) incurred in connection with Transferor's ownership, operation and management of such Real Property for the periods indicated and are true, correct and complete in all material respects.

                           (iv) Notice of Violations. To Transferor's knowledge,
Transferor has not received notice that the Property or the use thereof violates any laws, rules and regulations of any federal, state, city or county government or any agency, body or subdivision thereof having any jurisdiction over Property that have not been resolved to the satisfaction of the issuer of the notice.

                           (v) Zoning,  Applicable Laws Governing  Operation and
Restrictions. To Transferor's knowledge, neither the Property or Transferor's current use or operation thereof fails to comply or is in violation, in any material respect, with current applicable laws, regulations, ordinances, building codes and rules of all applicable municipal, local, state and federal jurisdictions, including, without limitation, zoning ordinances, parking requirements, building codes and laws governing access for handicapped persons, and with restrictions, covenants or similar agreements affecting such Property.

                           (vi)   Taxes   and   Assessments.   To   Transferor's
knowledge, all taxes for the current year and all prior years for the Property which are due and payable have been paid, except for installments due and not yet delinquent and supplemental taxes not yet assessed, and no taxes are delinquent. All impact fees or other assessments, fees or charges, however denominated, which may constitute a lien or charge on the Property or which have been assessed or charged as a result of any permit, license or approval obtained for the Property have been paid in full, and there is not presently pending any such assessment, fees or charges of any nature with respect to the Property or any part thereof, nor has Transferor received any notice of any such assessments,  fees or  charges  being  contemplated.  No areas  within  the Real
Property are subject to any existing improvement districts, except as may be disclosed by the applicable Title Report and any amendments thereto. All taxes with respect to Transferor and the ownership and operation of the Property during Transferor's ownership, including, without limitation, income, gross receipts, net proceeds, ad valorem, turnover, personal property (tangible and intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational and interest equalization, windfall profits, severance and employees' income withholding and Social Security taxes imposed by the United States or any foreign country or by any state, municipality, subdivision or instrumentality of the United States or of any foreign country or by any other tax authority, including all applicable penalties and interest (the "Other Taxes"), which are due and payable, have been paid as disclosed on the returns to the extent due. Transferor has duly and timely filed all tax returns of every nature required to be filed by it with respect to the Other Taxes, in every jurisdiction in which the same may have been so required, and has paid all Other Taxes disclosed on such returns to the extent due. All Other Taxes of which notice has been received or which shall accrue on or prior to the Closing Date have been paid to the extent due.

                           (vii) Hazardous Materials.  The environmental reports
for the Property delivered to the REIT by Transferor constitute true, accurate and complete copies of all of the environmental reports prepared for Transferor for the Property. To Transferor's knowledge, the Real Property is not in noncompliance or in violation of Environmental Laws, except as disclosed in any environmental reports in Transferor's possession that have been delivered to the REIT.

                           (viii)   Withholding   Obligation.   To  Transferor's
knowledge, the convey- ance to Heritage LP of the Property is not subject to any federal, state or local withholding obligation of Transferor under the tax laws applicable to Transferor or the Property, including without limitation, any "bulk sales" or other similar laws.

                           (ix) Condemnation. No condemnation,  claims, actions,
suits or proceedings relating to the Real Property are pending or, to Transferor's knowledge, threatened.

                           (x) Insurance.  The schedule of all insurance carried
and the costs thereof with respect to the Property provided by Transferor is true, accurate and complete. Transferor has not received any notice from any insurance company or board of fire underwriters of any defects or inadequacies in, on or about any of the Real Property or any part or component thereof that would adversely affect the insurability of the Real Property or cause an increase in the premiums for the Property that have not been cured or repaired to the satisfaction of the party issuing the notice. All insurance policies insuring the Real Property are in full force and effect.

                           (xi) Ownership. Transferor is the owner and has title
to the Real Property free and clear of any and all claims, taxes, assessments, reservations in patents, easements, rights-of-way, encumbrances, liens, covenants, conditions, restrictions, obligations and liabilities other than those specifically set forth herein or in the Title Report or approved in writing as set forth above.

                           (xii) Flood Area.  Except as may be  disclosed on the
survey respecting the Real Property, to Transferor's knowledge, no portion of the Real Property is within any flood plain area as designated by the maps of the Federal Emergency Management Agency (FEMA maps) or any other governmental or quasi-governmental flood control agency.

                           (xiii)  Future   Transfer   Obligations.   Except  as
disclosed in the Title Report for the Real Property, there are no agreements, commitments or understandings by or between Transferor and any third party pursuant to which Transferor or its successors-in-interest are required to dedicate any part of the Real Property or to grant any easement, water rights, rights-of-way, road or license for ingress and egress or other use in respect to any part of the Real Property.

                           (xiv)  Creditors.  There are no attachments,  levies,
executions, assignments for the benefit of creditors, receiverships, conservatorships or voluntary or involuntary proceedings in bankruptcy or pursuant to any other debtor or relief laws contemplated by Transferor or pending in any current judicial or administrative proceedings against Transferor.

                           (xv) Loan Documents.  The Loan Documents delivered by
Transferor to the REIT constitute true, accurate and complete copies of all of the documents and instruments in effect with respect to the Mortgage Debt applicable to Transferor in all material respects. The Schedule of Loan Documents delivered to the REIT by Transferor is in all material respects true, accurate and complete. Transferor has not received any notice that Transferor is in default under such Loan Documents, nor to Transferor's knowledge does any default or breach exist, nor any event or circumstance that, with the giving of notice, or passage of time, or both, would constitute a default or breach under such Loan Documents. The unpaid principal balance under the Loan Documents delivered to the REIT by Transferor after taking into account the July 1997 mortgage payment applicable to Transferor's Property is set forth in Schedule II attached hereto.

                           (xvi) Solvency. To Transferor's knowledge, Transferor
is, and at all times during the period beginning on the date hereof and ending on and including the Closing Date will be, solvent. As used herein, solvent means with respect to an entity that such entity (i) does not have debts greater than the fair value of such entity's assets; (ii) is paying and anticipates that it will continue to pay such entity's debts as they become due; and (iii) has sufficient capital to run such entity's business.

                           (xvii) Brokers' Fees.  Except for CB Commercial,  who
shall be paid solely by Transferor, no real estate broker, salesperson or finder has engaged by Transferor in connection with the transactions contemplated hereby that may result in claims for commissions or fees in connection therewith.

                           (xviii)   Full   Disclosure.   Transferor   has  made
available or accessible to the REIT all material documents, files, written information, books and records in Transferor's possession or control and relating to the Property.

                  (c) Transferor's Securities Representations.

                           (i) Investment  Purpose. In the event that Transferor
receives LP Units, Transferor will acquire the LP Units for the purpose of transferring such LP Units to its partners who intend to hold the LP Units for investment and not with a view to or for sale in connection with any public distribution thereof within the meaning of the Securities Act.

                           (ii) Sufficient Knowledge and Experience.  Transferor
has sufficient knowledge and experience in financial and business matters to enable it to evaluate the merits and risks of investment in the LP Units. Transferor has the ability to bear the economic risk of acquiring the LP Units.

                           (iii)  Access  to  Information.  Transferor  has been
supplied with, or had access to, information to which a reasonable investor would attach significance in making investment decisions, including, but not limited to, all publicly available filings by the REIT under the Securities Act and the Exchange Act, and the REIT's annual and quarterly reports to stockholders, any information with respect to Heritage LP's financial condition, business and prospects, and any other information Transferor has requested, to answer all of its inquiries about Heritage LP and the REIT, and to enable it to make its decision to acquire the LP Units.

                           (iv)  Restrictions  on  Transfer.  Transferor  hereby
acknowledges that neither the LP Units nor the REIT Stock for which LP Units may be exchanged are registered under the Securities Act or any state securities laws and cannot be resold without registration thereunder or exemption therefrom. Transferor agrees that, other than the transfers contemplated to its partners, it will not transfer all or any portion of the LP Units or the underlying Shares unless such transfer has been registered or is exempt from registration under the Securities Act and any applicable state securities laws. The LP Units contain a prominent legend with respect to the restrictions on transfer under the Securities Act and under applicable state securities laws.

                  (d) ERISA Representation and Warranty. Transferor holds no "plan assets," within the meaning of Department of Labor regulations at 29 C.F.R. section 2510.3- 101, of any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the transactions contemplated by this Agreement are not part of an agreement, arrangement or understanding designed to benefit a party in interest with respect to any employee benefit plan subject to ERISA that invests in Transferor.

                  The term  "to  Transferor's  knowledge"  as it is used in this
Section 4.1 shall mean that the general partners of Smith Summit GP have no actual conscious knowledge of facts inconsistent with the matters stated. In connection with the foregoing representations, Transferor has made no specific examination of files or records, nor has Transferor made inquiry of any employees of Transferor, its advisor, or any management company engaged by Transferor. No constructive knowledge of any matter shall be imputed to Transferor as to matters not within the actual conscious knowledge of the general partners of Smith Summit GP. A breach of a representation set forth in this Section 4 by Transferor, Lincor or 3636 Colorado shall constitute a failure of the condition set forth in Section 7.1(a) hereof.

         4.2 Further Representations and Warranties of Lincor. As a material inducement to the REIT and Heritage LP to execute this Agreement and consummate the transactions contemplated hereunder, Lincor represents and warrants to the REIT and Heritage LP that as of the date hereof and as of the Closing Date:

                  (a) Approval by Lincor as General Partner. Lincor hereby approves and consents to the transactions contemplated herein with regard to Smith Summit GP and represents and warrants that it has approved this Agreement and the transactions hereby contemplated with regard to Smith Summit GP.

                  (b) Power of Lincor to Execute Agreement. Lincor has full power and authority to execute, deliver, and perform this Agreement, and this Agreement is the legal and binding obligation of Lincor and is enforceable against it in accordance with the terms of this Agreement.

                  (c) Agreement Not in Breach of Other Instruments. The execution and delivery of this Agreement, the consummation of the transactions hereby contemplated, and the fulfillment of the terms hereof, will not result in the breach of any term or provision of, or constitute a default under, or conflict with, or cause the acceleration of any obligation under, any agreement or other instrument of any description to which Smith Summit GP or Lincor is a party or by which Smith Summit GP or Lincor is bound, or any judgment, decree, order, or award of any court, governmental body, or arbitrator, or to the knowledge of Lincor, any applicable law, rule or regulation.

         4.3 Further Representations and Warranties of 3636 Colorado. As a material inducement to the REIT and Heritage LP to execute this Agreement and consummate the transactions contemplated hereunder, 3636 Colorado represents and warrants to the REIT and Heritage LP that as of the date hereof and as of the Closing Date:

                  (a) Approval by 3636 Colorado as General Partner. 3636 Colorado hereby approves and consents to the transactions contemplated herein with regard to Smith Summit GP and represents and warrants that it has approved this Agreement and the transactions hereby contemplated with regard to Smith Summit GP.

                  (b) Power of 3636 Colorado to Execute Agreement. 3636 Colorado has full power and authority to execute, deliver, and perform this Agreement, and this Agreement is the legal and binding obligation of 3636 Colorado and is enforceable against it in accordance with the terms of this Agreement.

                  (c) Agreement Not in Breach of Other Instruments. To 3636 Colorado's knowledge, the execution and delivery of this Agreement, the consummation of the transactions hereby contemplated, and the fulfillment of the terms hereof, will not result in the breach of any term or provision of, or constitute a default under, or conflict with, or cause the acceleration of any obligation under, any agreement or other instrument of any description to which Smith Summit GP or 3636 Colorado is a party or by which Smith Summit GP or 3636 Colorado is bound, or any judgment, decree, order, or award of any court, governmental body, or arbitrator, or to the knowledge of 3636 Colorado, any applicable law, rule or regulation.

                  The  term  "to  3636  Colorado's  knowledge"  as  used in this
Section 4.3 shall mean that the officers and directors of 3636 Colorado have no actual conscious knowledge of facts inconsistent with the matters stated. In connection with the foregoing representations, 3636 Colorado has made no specific examination of files or records, nor has 3636 Colorado made inquiry of any other employee of 3636 Colorado, its advisor, or any management company of

3636 Colorado. No constructive knowledge of any matter shall be imputed to 3636 Colorado as to matters not within the actual conscious knowledge of the above-named persons. A breach of a representation set forth in this Section 4 by 3636 Colorado shall constitute a failure of the condition set forth in Section 7.1(a) hereof.

         4.4 The REIT's Representations and Warranties. As a material inducement to the Smith Summit Parties to execute this Agreement and consummate the transactions contemplated hereunder, the REIT represents and warrants to the Smith Summit Parties that as of the date hereof and as of the Closing Date:

                  (a) REIT Organizational Representations and Warranties.

                           (i)  Organization  and  Authority.  The REIT has been
duly organized, is validly existing as a corporation under the laws of its state of incorporation and is in good standing in such state and, if different, is qualified to do business and in good standing in the jurisdictions in which the property owned by the REIT or the business conducted by the REIT requires such qualification. Each of the REIT's subsidiaries has been duly organized and is validly existing under the laws of its organization and, if different, is qualified to do business in the jurisdictions in which the property owned by such subsidiary or the business conducted by such subsidiary requires such qualification. The REIT has the full corporate right and authority and has obtained any and all consents required therefor to enter into this Agreement. The persons signing this Agreement on behalf of the REIT are authorized to do so. This Agreement and all of the documents to be delivered by the REIT at the Closing have been or will be authorized and properly executed and do or will constitute the valid and binding obligations of the REIT, enforceable against the REIT in accordance with their terms.

                           (ii)  Conflicts.  The execution of and performance by
the REIT under this Agreement does not and will not conflict with the Amended and Restated Articles of Incorporation or By-Laws of the REIT and does not breach or violate any applicable law, rule or regulation of any governmental authority. There is no agreement to which the REIT is a party or, to the REIT's knowledge, binding on the REIT which will be breached by or which is in conflict with its execution of or performance of its obligations under this Agreement or with the rights granted to the REIT hereunder.

                           (iii) Pending  Actions.  There is no action,  suit or
proceeding pending or, to the REIT's knowledge, threatened against the REIT or any of its properties, which would, if adversely determined, have a material adverse effect on the financial condition or results of operations of the REIT. There is no action or proceeding pending or, to the REIT's knowledge, threatened against the REIT which challenges or impairs the REIT's ability to execute, deliver and perform under this Agreement.

                  (b) REIT Securities Representations and Warranties.

                           (i)  Reserved  Shares.  From the  authorized  capital
stock of the REIT, a sufficient number of shares of REIT Stock shall have been reserved by the REIT at Closing for issuance to Transferor Partners in the Exchange Offer and to Transferor upon exchange of the LP Units therefor in accordance with Articles One and Two of this Agreement.

                           (ii) REIT Common  Stock.  The REIT Stock to be issued
in accordance with this Agreement will be duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar right and, subject to compliance with the Securities Act and the Exchange Act, will be eligible for listing on the American Stock Exchange. On or prior to the Closing Date, the REIT shall have caused the effectiveness of the Registration Statement under the Securities Act and under any applicable state securities laws covering the resale of the shares of REIT Stock to be issued in accordance with the Exchange Offer; provided, however, in the event that this Agreement is terminated by the REIT pursuant to Section 10.3(d) or Section 10.3(f) herein, the REIT shall be entitled to the prompt reimbursement for all out-of-pocket costs (including, without limitation, attorneys' fees, filing fees, and disbursements) incurred by the REIT in connection with its preparation and filing of the Registration Statement and any amendments and supplements thereto.

                           (iii) Registration Statement and Prospectus. When the
Registration Statement becomes effective, (i) the Registration Statement and the prospectus included therein (the "Prospectus"), and any amendments and supplements thereto, will contain all statements and information that are required to be included therein in accordance with the Securities Act and the applicable rules and regulations of the Securities and Exchange Commission (the "Rules and Regulations") and will comply in all material respects with the requirements of the Securities Act and the Rules and Regulations; and (ii) neither the Registration Statement nor the Prospectus, nor any amendment to supplement thereto, will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the REIT makes no representations and warranties as to information contained in or omitted from the Registration Statement or Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished to the REIT by Transferor, Lincor or 3636 Colorado specifically for use in preparation thereof.

                  (c) Brokers' Fees. No real estate broker, salesperson or finder has been engaged by the REIT in connection with the transactions contemplated hereby that may result in claims for commissions or fees in connection therewith.

                  The term "to the REIT's knowledge" as used in this Section 4.4 shall mean that the officers and directors of the REIT have no actual conscious knowledge of facts inconsistent with the matters stated. In connection with the foregoing representations, the REIT has made no specific examination of files or records, nor has the REIT made inquiry of any employee of the REIT, its advisor, or any management company of the REIT. No constructive knowledge of any matter shall be imputed to the REIT as to matters not within the actual conscious knowledge of the above-named persons. A breach of a representation set forth in this Section 4 by the REIT shall constitute a failure of the condition set forth in Section 7.2(a).

         4.5 Heritage LP's Representations and Warranties. As a material inducement to the Smith Summit Parties to execute this Agreement and consummate the transactions contemplated hereunder, Heritage LP represents and warrants to the Smith Summit Parties that as of the date hereof and as of the Closing Date:

                  (a) Partnership Organization and Authority. Heritage LP has been duly organized under the Delaware Revised Uniform Limited Partnership Act, is validly existing as a Delaware limited partnership, and is in good standing in the State of Delaware. The Subsidiary Partnership will be duly organized, validly existing, and in good standing in the state of its organization at the Closing. Heritage LP is and, at the Closing the Subsidiary Partnership will be, qualified to do business and in good standing under the laws of each jurisdiction in which the Property owned or to be owned by Heritage LP or the Subsidiary Partnership or the business conducted or to be conducted by Heritage LP or the Subsidiary Partnership requires such qualification. The REIT and Heritage SGP are the sole general partners of Heritage LP and Heritage SGP will be the sole general partner of the Subsidiary Partnership. Heritage LP will be the sole limited partner of the Subsidiary Partnership. Heritage LP has the full right and authority and has obtained any and all consents required therefor to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated herein. The persons signing this Agreement on behalf of Heritage LP at the Closing have been authorized to do so. This Agreement and all of the documents to be delivered by Heritage LP at the Closing have been or will be authorized and properly executed and do or will constitute the valid and binding obligations of Heritage LP, enforceable against Heritage LP in accordance with their terms.

                  (b) Conflicts. The execution of and performance of this Agreement does not and will not conflict with the Partnership Agreement or the Certificate of Limited Partnership of Heritage LP. There is no agreement to which Heritage LP is a party or, to Heritage LP's knowledge, binding on Heritage LP which will be breached by or is in conflict with its execution of or performance under this Agreement.

                  (c) Pending Actions. There is no action or proceeding pending or, to Heritage LP's knowledge, threatened against Heritage LP or any of Heritage LP's properties, which would, if adversely determined, have a material adverse effect on the financial condition or results of operations of Heritage LP. There is no action or proceeding pending or, to Heritage LP's knowledge, threatened against Heritage LP which challenge or impair Heritage LP's ability to execute, deliver and perform under this Agreement.

                  The term "to Heritage LP's  knowledge" as used in this Section
4.5 shall mean that the general partners of Heritage LP have no actual conscious knowledge of facts inconsistent with the matters stated. In connection with the foregoing representations, Heritage LP has made no specific examination of files or records, nor has Heritage LP made inquiry of any other employee of Heritage LP, its advisor, or any management company of Heritage LP. No constructive knowledge of any matter shall be imputed to Heritage LP as to matters not within the actual conscious knowledge of the general partners of Heritage LP. A breach of a representation set forth in this Section 4 by Heritage LP shall constitute a failure of the condition set forth in Section 7.2(a).

         4.6 Disclaimer of Warranty. Except as expressly set forth in this Agreement, the contribution of the Property to Heritage LP is made on an "AS IS" basis. The REIT Parties acknowledge that, except as expressly provided in this Agreement, neither Transferor nor any of its agents have made any representations, warranties, promises, covenants or guaranties of any kind or character whatsoever, express or implied, oral or written, with respect to the Property or the suitability or fitness of the Property for any particular use or purpose.


                                   ARTICLE 5
                           CONTINUATION AND SURVIVAL
                       OF REPRESENTATIONS AND WARRANTIES
                       ---------------------------------

                  Each of the representations and warranties contained in this Agreement shall be true and correct on and as of the Closing Date and at all times between the execution of this Agreement and the Closing Date with the same force and effect as if made at each of such times, except to the extent, if any, that such representations and warranties shall be affected by transactions contemplated by this Agreement. Except for the representations and warranties set forth in Section 4.4(b) hereof, all such representations and warranties shall survive the consummation of the transactions contemplated by this Agreement for a period of six months following the Closing Date irrespective of any investigations or inquiries made by any party or any knowledge which any party may now possess or which may hereafter come to any party's attention, and each party shall be entitled to rely upon such representations and warranties irrespective of any investigations, inquiries or knowledge. The representations and warranties set forth in Section 4.4(b) hereof shall survive the consummation of the transactions contemplated by this Agreement for a period of two years following the Closing Date irrespective of any investigations or inquiries made by any party or any knowledge which any party may now possess or which may hereafter come to any party's attention, and each party shall be entitled to rely upon such representations and warranties irrespective of any investigations, inquiries or knowledge. The provisions of this Article 5 shall not operate to limit or effect the terms and provisions of the Exchange Offer Registration Agreement or the Asset Transfer Registration Agreement.

                                    ARTICLE 6
                                    COVENANTS
                                    ---------

         6.1 Covenants of Smith Summit Parties. The Smith Summit Parties agree that, unless the REIT otherwise agrees in writing, at all times prior to the Closing Date:

                  (a) Preservation of Business. The Smith Summit Parties shall use their best efforts to (i) preserve intact the present business organization of Transferor; (ii) preserve the present goodwill and advantageous relationships of Transferor with all persons having business dealings with Transferor; and
(iii) preserve and maintain in force all licenses, registrations, franchises, patents, trademarks, copyrights, bonds and other similar rights of Transferor. The Smith Summit Parties and its subsidiaries shall maintain in force all property, casualty, crime, directors, and officers and other forms of insurance which they are presently carrying.

                  (b) Ordinary Course. The Smith Summit Parties shall operate the Transferor's business only in the usual, regular and ordinary course and manner.

                  (c) Actions With Respect to the Property Prior to Closing.

                           (i)  Transferor  agrees  that prior to the Closing it
shall continue to operate and manage the Real Property in the ordinary course of business in accordance with past practice (which includes the maintenance and management of the Property) and shall perform regular maintenance, maintain existing insurance coverage, perform its obligations under all leases with tenants, Service Contracts and Loan Documents applicable to the Real Property, commit no waste to the Property and pay and discharge, in the ordinary course of business, liabilities and obligations relating to the Real Property. Transferor shall not, without the prior consent of the REIT, which consent shall not be unreasonably withheld or delayed, incur, create or assume any new indebtedness, other than accounts payable, taxes and similar amounts incurred in the ordinary course of business, nor grant any new lien, mortgage, security interest or pledge of any kind on the Real Property prior to the Closing.

                           (ii)  Transferor  agrees that prior to the Closing it
shall consult with the REIT prior to terminating any Lease or Service Contract (except in the ordinary course of business) or entering into or modifying any contract or agreements relating to the Real Property which would be binding on Heritage LP or the REIT after the Closing. The REIT shall have the right to approve, such approval not to be unreasonably withheld or delayed, any material new contracts or contract modifications which are proposed by Transferor.

                           (iii) Transferor may enter into new Leases and modify
existing Leases relating to the Real Property without the REIT's consent so long as such leases comply with the leasing standards existing on the date hereof with respect to the applicable property with such exceptions as are typically made in the ordinary course of business and are on Transferor's standard form, subject to customary modifications thereto.

                           (iv) Transferor  shall notify the REIT of any matters
that may arise prior to the Closing that could have a material adverse effect on the Property and become known to the Transferor, such as pending or threatened litigation, notices of violations from governmental or quasi-governmental authorities or agencies, tenant defaults, bankruptcies or insolvencies and asserted landlord defaults.

                           (v) Except with the prior written consent of the REIT
(which consent shall not to be unreasonably withheld or delayed), Transferor shall not accept rents or occupancy payments from any tenant at the Real Property for more than one month in advance except in the ordinary course of business.

                  (d) Books and Records. Transferor shall maintain its books, accounts and records in the usual, regular and ordinary manner, and on a basis consistent with prior years, and shall comply with all laws applicable to it or to the conduct of its business.

                  (e) Consents and Approvals. The Smith Summit Parties shall obtain all necessary consents and approvals of other persons and governmental authorities to the performance by the Smith Summit Parties of the transactions contemplated by this Agreement. The Smith Summit Parties shall make or cause to be made all filings, applications, statements and reports to all federal and state government agencies or entities that are required to be made prior to the Closing Date by or on behalf of the Smith Summit Parties pursuant to any statute, rule or regulation in connection with the transactions contemplated by this Agreement.

                  (f) Access to Property. During the Due Diligence Period, and at all times prior to the Closing Date, Transferor, Lincor and 3636 Colorado shall provide the REIT and Heritage LP as well as their respective employees, contractors, consultants, agents and representatives, with complete access to all files, books, records and other materials in the possession or control of Transferor, Lincor or 3636 Colorado and relating to the Property and the right to examine, inspect and make copies of such materials as they may deem appropriate. Transferor shall also provide for such parties to have reasonable access to the Real Property (including the Improvements thereon) for the purpose of conducting surveys, architectural, drainage, soils, mechanical systems, engineering, geotechnical and environmental inspections and tests (including sampling and invasive testing for the presence of Hazardous Materials performed in connection with Phase I and Phase II environmental audits), feasibility studies and any other inspections, studies or tests reasonably required by them. The REIT shall also have the right to conduct a "walk-through" of the Property prior to the Closing Date upon appropriate notice, subject to the rights of all tenants under their Leases.

                  (g) Information Regarding the Property. It is the intention of the parties that Transferor, Lincor and 3636 Colorado will disclose to the REIT and the other parties performing the due diligence review herein provided for any and all information in the possession or control of such parties, their property managers, and any other affiliated entity to the extent it relates to the Property. In the course of its investigations, the REIT may make inquiries to third parties including, without limitation, tenants, the Lender, contractors, property managers, parties to other contracts and municipal, local and other government officials and representatives, and the Transferor consents to such inquiries. Transferor, Lincor and 3636 Colorado shall also make available to the REIT all the books and records, financial statements, income tax returns, contracts, employee records and other information with respect to Transferor as may be reasonably required by the REIT in order to perform its due diligence review of Transferor.

                  (h) Truth of Representations and Warranties. None of the Smith Summit Parties shall take or suffer or permit any action that would render untrue any of the representations or warranties of the Smith Summit Parties in any material respect herein contained, nor shall the Smith Summit Parties omit to take any action, the omission of which would render untrue any such representation or warranty in any material respect.

         6.2 Further Covenants of the Smith Summit Parties. The Smith Summit Parties agree that, unless the REIT otherwise agrees in writing, on or prior to the Commitment Date Transferor shall deliver to the REIT:

                  (a) Identification of LP Unit Recipients. An updated list substantially in the form of Schedule VIII attached hereto designating (i) the names of the partners of Transferor that shall receive LP Units and (ii) the number of LP Units to be received by each such partner of Transferor.

                  (b) Representation Letters. Representation Letters substantially in the form of Exhibit H attached hereto duly executed by each partner of Transferor designated by Transferor in Schedule VIII attached hereto and updated pursuant to Section 6.2(a) hereof.

         6.3 Covenants of the REIT Parties. The REIT Parties agree that unless Lincor otherwise agrees in writing, at all times prior to the Closing Date:

                  (a) Preservation of Business. The REIT Parties shall use their best efforts to (i) preserve intact the present business organization of the REIT Parties; (ii) preserve the present goodwill and advantageous relationships of the REIT Parties with all persons having business dealings with the REIT Parties; and (iii) preserve and maintain in force all licenses, registrations, franchises, patents, trademarks, copyrights, bonds and other similar rights of the REIT Parties. The REIT Parties and their subsidiaries shall maintain in force all property, casualty, crime, directors and officers and other forms of insurance which they are presently carrying.

                  (b) Ordinary Course. The REIT Parties shall operate their business only in the usual, regular and ordinary course and manner.

                  (c) Books and Records. The REIT Parties shall maintain their books, accounts and records in the usual, regular and ordinary manner, and on a basis consistent with prior years, and shall comply with all laws applicable to them or to the conduct of their business.

                  (d) No Organic Change. The REIT Parties shall not (i) amend their Articles of Incorporation or bylaws other than the amendment to the REIT's Articles of Incorporation set forth in the REIT's proxy statement relating to the REIT's annual meeting of stockholders to be held on August 20, 1997; (ii) make any change in their capital stock by reclassification, subdivision, reorganization or otherwise; or (iii) change the character of their business.

                  (e) Consents and Approvals. The REIT Parties shall use their best efforts to obtain all necessary consents and approvals of other persons and governmental authorities to the performance by them of the transactions contemplated by this Agreement. The REIT Parties shall make or cause to be made all filings, applications, statements and reports to all federal and state government agencies or entities that are required to be made prior to the Closing Date by or on behalf of the REIT Parties pursuant to any statute, rule or regulation in connection with the transactions contemplated by this Agreement.

                  (f) Truth of Representations and Warranties. The REIT Parties shall not take or suffer or permit any action that would render untrue in any material respect any of the representations or warranties of the REIT Parties herein contained, nor shall the REIT Parties omit to take any action, the omission of which would render untrue any such representation or warranty in any material respect.

                  (g) Indemnity. Prior to the Closing, the REIT shall not place any liens on the Property and will indemnify, defend and hold Transferor harmless from all claims and liabilities (including reasonable attorneys' fees and expenses actually incurred) asserted against Transferor or its owners as a result of any entry by or on behalf of the REIT onto the Property. If any inspection or test disturbs the Property, the REIT will cause the damaged property to be restored to the same condition as existed prior to any such inspections or tests.

         6.4 Mutual Consent to Use Best Efforts. Subject to the terms and conditions of this Agreement, and subject to fiduciary duties under applicable law, as advised by counsel, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using its best efforts to make all necessary, proper or advisable registrations and filings and obtain all necessary, proper or advisable permits, consents, authorizations, requests and approvals of third parties and governmental authorities. It at any time after the Closing Date, any further action is necessary or desirable to carry out the purposes of this Agreement (including providing any information in any way related to the assets to be purchased pursuant to this Agreement), the proper partners, officers and directors of each party to this Agreement shall take all such action.

                                    ARTICLE 7
                              CONDITIONS PRECEDENT
                              --------------------

         7.1 Conditions to REIT Parties Obligation to Close. Notwithstanding anything to the contrary herein, the REIT Parties obligations at the Closing to consummate the transactions contemplated hereunder (including the REIT's obligations to accept for payment or pay for any Transferor Partnership Interests tendered by a Transferor Partner and Heritage LP's obligations to consummate the Asset Transfer) shall be contingent on the satisfaction of the following conditions at the Closing (or the waiver thereof by each of the REIT Parties in their sole and absolute discretion):

                  (a) Accuracy of Representations and Warranties. The representations and warranties of the Smith Summit Parties contained herein shall be true and correct in all material respects at Closing as if made as of the Closing Date (however, if a particular representation or warranty shall be made only to Transferor's knowledge or 3636 Colorado's knowledge, then the condition under this Section 7.1(a) shall not be deemed to be fulfilled with respect to such items unless the same would be fulfilled if such limitation did not exist; provided, however, in the event that Transferor receives notice of a condition within 15 days of the Expiration Date that would render a particular representation or warranty untrue or incorrect, such Transferor shall be entitled 15 calendar days from such notice to cure such condition and, if necessary, the Expiration Date shall be extended accordingly).

                  (b) Absence of Action or Proceeding. No action or proceeding by any governmental agency shall have been instituted or threatened that would enjoin, restrain or prohibit, or that could reasonably be expected to result in substantial damages in respect of the Property that in the reasonable judgment of the REIT Parties make it inadvisable to consummate such transaction, and no court order shall have been issued in any action or proceeding instituted by any person that enjoins, restrains or prohibits the consummation of the transactions contemplated by this Agreement with respect to Transferor and no proceeding for such an order shall have been instituted that in the reasonable judgment of the REIT or Heritage LP is likely to result in the issuance of such an order.

                  (c) Transferor's Deliveries. Transferor shall have delivered, or caused to be delivered, each of the items specified in Section 8.3 and
Section 8.6 hereof that Transferor is required to deliver and Transferor shall have performed in all material respects each of the other obligations required to be performed by it under this Agreement.

                  (d) Compliance with Agreements and Covenants. Each of the Smith Summit Parties shall have performed and complied with each of their agreements, covenants, and obligations to be performed on or prior to the Closing Date except those calling for performance after the Closing Date.

                  (e) Delivery of Letters of Transmittal and Custody Agreements. The Custodian shall have delivered, or caused to be delivered to the REIT, a properly completed and executed Letter of Transmittal and Custody Agreement for each Transferor Partner participating in the Exchange Offer.

                  (f) Performance or Waiver of Due Diligence. Prior to 15 days after receipt of each of the Title Report, the Survey, the UCC Searches, the Loan Documents or other information to be provided or made available by Transferor (the "Due Diligence Period"), the REIT shall have performed or waived its due diligence review and examination of such Title Report, Survey, UCC Searches, Loan Documents and all information to be provided or made available by Transferor and shall have determined in its sole and absolute discretion, to proceed with the transactions contemplated under this Agreement. It is agreed that as of the date hereof, the REIT has accepted the physical condition of the Property as it exists on the date hereof in all respects; therefore, the REIT Parties shall not be entitled to terminate this Agreement due to the physical condition of the Property. Except to the extent covered by a representation or warranty made in this Agreement, a failure of the REIT to timely terminate this Agreement within the Due Diligence Period shall be a deemed acceptance by the REIT of all aspects of the condition of the Property, the Title Report, and the Survey by the REIT.

                  (g) Approval of Title Report, Survey or UCC Searches. The REIT shall have approved, in its sole discretion, all matters disclosed by the Title Report, Survey or UCC Searches. If any person subsequently issues any amendment to the Title Report, Survey or UCC Searches disclosing any additional matters or changes in the legal description or additional requirements of the REIT, the REIT shall have approved any such matter not disclosed by the Title Report, Survey or UCC Searches or any previous amendment thereto. On or before fifteen
(15) days after the Title Company has delivered to the REIT the Title Report, Survey or UCC Searches (or any amendments thereto) the REIT shall give written notice of such approval or objection to Transferor and the Title Company specifying in reasonable detail any matter to which the REIT objects. If the REIT delivers any notice of objection to any matter, within five (5) days after receipt of such objection, Transferor shall notify in writing the REIT and the Title Company whether Transferor is unable or unwilling to remove or satisfy such matter objected to by the REIT on or before Closing. If the REIT fails to notify Transferor and the Title Company at least twenty (20) days prior to the Closing Date of any objections to the Title Report, Survey or UCC Searches or any amendment or modification thereto, then the REIT shall be deemed to not object to any matter in the Title Report, Survey or UCC Searches or any modification thereto.

                  (h) Title Company Deliveries. At the Closing, as a condition to the REIT Parties obligation to close, the Title Company shall deliver to the REIT (i) an Owner's Policy of Title Insurance (the "Title Policy") issued by the Title Company, covering the Property in the form prescribed by the State Board of Insurance for use in Texas, the Title Policy to be dated the date of the recording of the applicable deed covering the Real Property covered thereby and to be in the amount of the Deemed Value of the respective Real Property covered thereby (which allocation shall be provided by Transferor), insuring Heritage LP as owner of good and indefeasible title to the Survey legal description of the Real Property covered thereby and subject only to the Permitted Exceptions that are applicable to such Real Property and such exceptions as are required by applicable Texas law to be included in Schedule B to each such policy of title insurance; and
(ii) updated UCC searches from the State of Texas disclosing no security interests or liens affecting the Property other than those to be released at the Closing and other than those created pursuant to the Transferred Debt. Transferor shall comply with all requirements to the issuance of the Title Policy to be delivered at Closing and shall execute at Closing such affidavits and indemnities as may be appropriate under applicable facts and as reasonably required by the Title Company in order for it to issue such above-referenced Title Policy.

                  (i) Mortgage Debt. The Lender shall have consented to the transfer of the Property subject to the Transferred Debt as contemplated by
Section 2.3, or Heritage LP shall have agreed to refinance or pay off such Mortgage Debt.

                  (j) Termination of Network Agreement. The security monitoring agreement by and between Network and Smith Summit GP shall have been terminated in accordance with Section 4.1(b)(i).

                  (k) Receipt of Opinion of Counsel. The REIT and Heritage LP shall have received a favorable opinion of Kim Lawrence, Esq., counsel for Transferor, in form and substance satisfactory to the REIT's and Heritage LP's counsel, dated the Closing Date, and confirming the matters set forth on Exhibit F attached hereto, subject to customary qualifications.

                  (l) Governmental and Agency Approvals. The REIT or Heritage LP shall have received all governmental and agency approvals for (i) the issuance of REIT Stock, LP Units and GP Units in connection with the transactions hereby contemplated, (ii) the listing of the REIT Stock issued in connection with the Exchange Offer hereby contemplated on the American Stock Exchange, and (iii) the registration for resale of REIT Stock issued in connection with the Exchange Offer.

                  (m) Updating of Rent Roll. The Rent Roll shall have been updated to the Closing in the form of Schedule IX attached hereto.

                  (n)  Acquisition  of  Merit  Place.  Simultaneously  with  the
consummation  of  the  transactions   hereby   contemplated,   the  transactions
contemplated by the Gentry Place Agreement shall be consummated.

                  (o)  Acquisition of Park On Preston.  Simultaneously  with the
consummation  of  the  transactions   hereby   contemplated,   the  transactions
contemplated by the Merit Preston Park Agreement shall be consummated.

         7.2 Conditions to Transferor's Obligations to Close. Notwithstanding anything to the contrary herein, Transferor's obligations at the Closing to consummate the transactions contemplated hereunder shall be contingent on the satisfaction of each of the following conditions at the Closing (or the waiver thereof by Transferor in its sole and absolute discretion):

                  (a) Accuracy of Representations and Warranties. The REIT's and Heritage LP's representations and warranties contained herein shall be true and correct in all material respects at Closing as if made as of the Closing Date.

                  (b) REIT's Deliveries. The REIT shall have delivered, or caused to be delivered, each of the items specified in Section 8.5 and Section
8.7 hereof and shall have performed each of the other obligations required to be performed hereunder.

                  (c) Heritage LP's Deliveries. Heritage LP shall have delivered, or caused to be delivered, each of the items specified in Section 8.8 hereof and shall have performed each of the other obligations required to be performed hereunder.

                  (d) Absence of Action or Proceeding. No action or proceeding by any governmental agency shall have been instituted or threatened which would enjoin, restrain or prohibit, or might result in substantial damages in respect of this Agreement or the consummation of the transactions contemplated by this Agreement, and would in the reasonable judgment of the REIT Parties make it inadvisable to consummate such transactions, and no court order shall have been entered in any action or proceeding instituted by any other party which enjoins, restrains or prohibits this Agreement or consummation of the transactions contemplated by this Agreement.

                  (e) Receipt of Opinion of Counsel. Transferor shall have received a favorable opinion of O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, P.A. ("O'Connor Cavanagh"), counsel for REIT, in form and substance satisfactory to Transferor's counsel, dated the Closing Date, and confirming the matters set forth on Exhibit E attached hereto, subject to customary qualifications.

                  (f)  Acquisition  of  Merit  Place.  Simultaneously  with  the
consummation  of  the  transactions   hereby   contemplated,   the  transactions
contemplated by the Gentry Place Agreement shall be consummated.

                  (g)  Acquisition of Park On Preston.  Simultaneously  with the
consummation  of  the  transactions   hereby   contemplated,   the  transactions
contemplated by the Merit Preston Park Agreement shall be consummated.

                                    ARTICLE 8
                                     CLOSING
                                     -------

         8.1 Closing Date. The consummation of the transactions contemplated hereby with respect to the Property, Transferor, Transferor Partners participating in the Exchange Offer, and the REIT Parties (the "Closing") shall occur at the offices of the Title Company in Dallas, Texas or such other place to which the parties may agree on a date (the "Closing Date") that shall be selected by the REIT, but in no event shall be earlier than August 15, 1997 or later than September 12, 1997, unless extended by (i) the mutual consent of the REIT and Lincor or (ii) Lincor pursuant to Section 7.1(a) (the "Expiration Date"). A pre-closing conference shall commence at least three (3) business days prior to the Closing Date, during which all deliveries (other than the REIT Capital Contribution) shall be made into an escrow between the parties. All deliveries made during this pre-closing period shall be deemed deliveries made at the Closing.

         8.2 Sequence of Closings. Deliveries of all documents to effect each of the transactions contemplated by this Agreement shall be deemed to be made simultaneously and in escrow. The Closing of each of the transactions contemplated by this Agreement shall be contingent on the satisfaction of conditions for each other transaction contemplated by this Agreement. The transactions shall be deemed to occur in the following order:

                  first, the Exchange Offer shall be deemed to close and the REIT shall be substituted as a limited partner of Transferor if partnership interests in Transferor are tendered in the Exchange Offer; and

                  second, the Asset Transfer shall be deemed to close, and the Property shall be contributed to Heritage LP in exchange for the Asset Transfer Cash Payment and the LP Units.

         8.3 Transferor Partners' Deliveries to Close the Exchange Offer. At the Closing, each Transferor Partner who has tendered a Transferor Partner Interest pursuant to the Exchange Offer shall cause the Custodian to deliver to the REIT the following pursuant to the Custody Agreement:

                  (a) Letters of Transmittal. A Letter of Transmittal, completed and duly executed by such Transferor Partner, in the form of Exhibit A hereto.

                  (b)  Transferor  Partner  Interests.   All  right,  title  and
interest in and to the Transferor Partner Interests owned by Transferor Partner.

                  (c) Other Documents. Any other documents called for by the Letter of Transmittal.

                  (d) Exchange Offer Registration Agreement. The Exchange Offer Registration Agreement duly executed by the Custodian on behalf of each Transferor Partner who has tendered a Transferor Partner Interest in the Exchange Offer.

         8.4 Custodian's Deliveries to Close the Exchange Offer. At the Closing, the Custodian shall deliver to the REIT a copy of the Custody Agreement, which was executed by the Custodian and each Transferor Partner who tendered Transferor Partner Interests in the Exchange Offer and which were accepted for purchase by the REIT.

         8.5 REIT's Deliveries to Close the Exchange Offer. At the Closing, the REIT shall deliver to each Transferor Partner who tendered Transferor Partner Interests in the Exchange Offer by delivery to the Custodian pursuant to the Custody Agreement, the following:

                  (a) REIT Stock. A certificate representing the number of validly issued, fully paid, and non-assessable shares of REIT Stock each in the amounts calculated pursuant to Section 1.1 hereof attributable to all Transferor Partner Interests tendered by such Transferor Partner, with such certificate registered in the name of each respective Transferor Partner.

                  (b) Officer's Certificate. A certificate signed by a duly authorized officer of the REIT stating that the REIT's representations and warranties contained herein are true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date and that all covenants and agreements required to be performed by the REIT under this Agreement prior to the Closing have been performed in accordance with the terms of this Agreement.

                  (c) Opinion. A copy of the opinion of counsel addressed to the Custodian on behalf of such Transferor Partner as to the matters set forth in Exhibit E attached hereto, subject to customary qualifications.

                  (d) Prospectus. A sufficient number of copies of the prospectus in conformity with the requirements of the Securities Act, to facilitate the disposition of shares of REIT Stock acquired by Transferor Partners in the Exchange Offer.

                  (e) Exchange Offer Registration Agreement. The Exchange Offer Registration Agreement duly executed by the REIT.

                  (f) Evidence of Registration. Sufficient evidence that the Registration Statement has been declared effective by the Securities and Exchange Commission on or prior to the Closing Date.

         8.6 Transferor's Deliveries to Close the Asset Transfer. At the Closing, Transferor shall deliver or cause to be delivered to Heritage LP the following:

                  (a) Partnership Agreement. The Partnership Agreement duly executed by Transferor or any partner of Transferor that will receive LP Units in the Asset Transfer.

                  (b) Deed. Special Warranty Deed for the Real Property, executed and acknowledged by Transferor, conveying to Heritage LP indefeasible, fee simple title to the Real Property with appropriate provisions reflecting that the conveyance made by Special Warranty Deed is made and accepted subject to the Permitted Exceptions applicable to the Real Property and any title exceptions insured over by the Title Company, in such form and containing such terms and provisions as shall be satisfactory to and approved by the parties to the Special Warranty Deed.

                  (c) Assignment of Leases. An Assignment and Assumption of Leases, executed and acknowledged by Transferor and Heritage LP, vesting in Heritage LP all right, title and interest of the landlord under the Leases, containing a warranty by Transferor that the right, title and interest assigned by it is free and clear of liens and charges and is not subject to any other assignment, transfer or hypothecation, other than those existing pursuant to the Transferred Debt, if applicable, and containing an assumption by Heritage LP of all obligations of Transferor, as lessor, under the Leases arising after Closing.

                  (d) Bill of Sale. Bill of sale, executed and acknowledged by Transferor, transferring and assigning to Heritage LP all of the Tangible Personal Property and containing a limited or special warranty of title and a warranty by Transferor that such property conveyed by it is free and clear of liens and charges and is not subject to any other assignment, transfer or hypothecation, other than those existing pursuant to the Transferred Debt, if applicable, in such form and containing such terms and provisions as shall be satisfactory to and approved by the parties to such Bill of Sale.

                  (e) Assignment of Intangible Personal Property. Assignment of Intangible Personal Property, executed and acknowledged by Transferor, transferring and assigning, without recourse, warranty or representation except as otherwise expressly provided herein, to Heritage LP Transferor's right, title and interest in and to all of the Intangible Personal Property and containing a warranty by Transferor that such right, title and interest is free and clear of liens or charges and is not subject to any other assignment, transfer or hypothecation, other than those existing pursuant to the Transferred Debt, if applicable.

                  (f) FIRPTA. A Foreign Investment in Real Property Tax Act affidavit executed by each Transferor.

                  (g) Tenant Notification. Notification letters to be delivered to all tenants at the Real Property, executed by Transferor, providing notice that the interest of Transferor in Lease has been assigned to Heritage LP, and providing notice of the address for the future payment of rents and other charges and fees.

                  (h) Updated Rent Roll, Schedule of Service Contracts, Schedule of Tenant Improvement Agreements and Operating Statements. For the Real
Property, an updated Rent Roll, Schedule of Service Contracts and Operating Statement, certified by Transferor as true, accurate and complete as of the Closing Date.

                  (i) Title Policies and UCC Searches. The Title Policy delivered within a reasonable time after the Closing if that is the custom for the locality, provided that the Title Company at the Closing issues a duly executed "marked-up" Title Commitment, or otherwise irrevocably commits to issue a title policy in accordance with Heritage LP's instructions, effective the time and date of the recording of the deed of the Real Property into Heritage LP and irrevocably commits in writing to the Title Policy in the form of the respective "marked-up" Title Commitment within no more than sixty (60) days after the Closing Date, together with updated UCC Searches.

                  (j) Certificate. A certificate signed by the general partners of Transferor on behalf of Transferor, and on behalf of themselves, stating that Transferor's and each of the general partners' representations and warranties contained herein are true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date.

                  (k)  Authority.   Evidence  of  organization,   existence  and
authority of Transferor and the authority of the person executing documents on behalf of Transferor reasonably satisfactory to the REIT.

                  (l) Opinion. An opinion of counsel of Transferor in the form attached hereto as Exhibit F and subject to such customary qualifications as may be reasonably acceptable to the REIT.

                  (m) Tax Reporting Documents. Any and all document stamps, transfer taxes, affidavits of property value, and other documents required by states in connection with the transfer of real property.

                  (n) Asset Transfer Registration Agreement. The Asset Transfer Registration Agreement duly executed by Transferor.

                  (o) State Law Disclosures. Such disclosures and reports, including any applicable certificate of residence or exemption with respect to withholding requirements required by applicable state and local law in connection with the conveyance of real property.

                  (p) Loan Documents. All instruments and agreements required by the Lender in connection with the transfer of the Transferred Debt to Heritage LP; including (i) the consents and estoppels of the Lender ("Lender Consents") to the transfer of the Property subject to the Transferred Debt, on such terms as are acceptable to the REIT, without change in any of the material terms of the Loan Documents governing the Transferred Debt, including, without limitation, amortization, interest rate and maturity date provisions.

                  (q) Contracts Not Terminable. A certificate duly executed by the general partner of Transferor setting forth those contracts relating to services provided under Section 4.1(b)(i) that are not terminable upon 30 days written notice without penalty.

                  (r) Certificates of Non-Foreign Status. A Certificate of Non-Foreign Status duly executed by Transferor and each Transferor Partner designated by Transferor to receive LP Units in the Asset Transfer.

                  (s) Form W-9. A Form W-9 setting forth Transferor's tax identification number duly executed by Transferor and a Form W-9 duly executed by each Transferor Partner designated by Transferor to receive LP Units in the Asset Transfer.

                  (t) Additional Documents. Any additional documents that the Lender or the Title Company may reasonably require for the proper consummation of the transactions contemplated by this Agreement.

         8.7 REIT's Deliveries to Close the Asset Transfer. At the Closing, the REIT and Heritage SGP shall deliver to Heritage LP, or cause to be delivered, the following:

                  (a) Partnership Agreement. The Partnership Agreement, executed by the REIT and Heritage SGP, together with all filings with any governmental authority or agency required to be made by or on behalf of Heritage LP.

                  (b) REIT  Capital  Contribution.  Payment of the REIT  Capital
Contribution by the REIT and Heritage SGP to Heritage LP in immediately available funds.

                  (c) Officers' Certificate. A certificate of the Chairman and Chief Financial Officer of the REIT stating that the REIT's representations and warranties contained herein are true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date.

                  (d)  Authority.   Evidence  of  organization,   existence  and
authority of the REIT and the authority of any person executing documents on behalf of the REIT.

                  (e) Additional Documents. Any additional documents that the Lender or the Title Company may reasonably require for the proper consummation of the transactions contemplated by this Agreement.

                  (f) Asset Transfer Registration Agreement. The Asset Transfer Registration Agreement duly executed by the REIT.

         8.8 Heritage LP's Delivery to Close the Asset Transfer. At the Closing, Heritage LP shall deliver, or cause to be delivered, to each Transferor, the following:

                  (a) Cash and LP Units. That number of LP Units and amount of cash as calculated in accordance with Section 2.2(b).

                  (b) Conveyance Documents. All acceptances and assumptions set forth in the conveyance and assignment documents for the Property, executed and acknowledged by Heritage LP.

                  (c) Loan Documents. All instruments and agreements reasonably required by the Lender in connection with the transfer of the Transferred Debt to Heritage LP, executed by Heritage LP, if required; and the disbursements by Heritage LP of the REIT Capital Contribution to the Lender on behalf of Heritage LP in accordance with Section 2.3 hereof in order to repay in full such portion of the Mortgage Debt that is not Transferred Debt.

                  (d) Opinion. An opinion of counsel of O'Connor Cavanagh as to the matters set forth in Exhibit E attached hereto and subject to such customary qualifications as may be reasonably acceptable to the general partner of Transferor.

                  (e) State Law Disclosures. Such disclosures and reports required by applicable state and local law in connection with the conveyance of real property.

                  (f) General Partner's Certificate. A certificate of an authorized officer of the REIT, as general partner of Heritage LP, stating that the representations and warranties of Heritage LP set forth herein are true and correct in all material respects as of the Closing Date with the same force and effect as if made at the Closing Date.

         8.9 Property Closing Costs. All transfer fees or stamp taxes and recording fees required to be paid to record the deeds and any loan assignment documents with respect to the Property together with any commissions set forth in Schedule IV shall be paid by Transferor. The costs of the Title Report, the Survey and the UCC Searches and the costs of recording any documents required to satisfy or release Title Objections shall be paid one-half by the REIT on behalf of Heritage LP and one-half by the Transferor subject to the Title Report, Survey, or UCC search. The premiums for the standard Title Policy shall be paid one hundred percent (100%) by Transferor immediately prior to the Closing. The cost of any additional endorsement or upgrades to the Title Policy shall be paid one hundred percent (100%) by the REIT. Notwithstanding the foregoing, in connection with the transfer of the Property and Smith Summit and Park On Preston (collectively, the "Other Properties"), Transferor's obligation to pay the premiums for the Title Policy shall be limited to the amount of premiums that would be payable if the Property and the Other Properties were insured together in a single title policy, and Heritage LP shall pay the premiums in excess of such amount; provided, however, if the Lender or the lenders of the mortgage debt to which the Other Properties are subject require separate title policies for the Property and each of the Other Properties, Transferor shall have the obligation to pay the full amount of the premiums for such separate title policy for the Property. In no event shall the Transferor be liable for the payment of the title premium associated with amending the survey for the Property. Any prepayment fees or premiums or assumption fees or costs in connection with the assumption or repayment of any Mortgage Debt by Heritage LP shall be paid by the REIT. All costs and expenses described in this Section 8.9 are herein called the "Property Closing Costs." The parties acknowledge that certain Property Closing Costs may not be paid at Closing but will be paid in ordinary course following the Closing.

         8.10 Prorations. The items in this Section 8.10 with respect to the Real Property shall be apportioned or prorated between the Transferor and Heritage LP as of the end of the day preceding the Closing Date in order to determine the amount of the Proration with respect to such Property. If the Exchange Offer Cash Payment considered payable to the Custodian pursuant to
Section 1.1(b) and the Asset Transfer Cash Payment considered payable to Transferor pursuant to Section 2.2(b) are not received by the Title Company before 1:00 p.m., Dallas, Texas time, on the Closing Date, the prorations shall be made as of the date in which the Closing occurs (i.e., each Transferor shall receive rents and pay expenses for the day of Closing with respect to such Transferor's Property). All prorations other than the Dividend Distribution Offset set forth in Section 8.10(j) shall be based upon a fraction determined by dividing the number of days elapsed through the date of the Closing by 365. The parties shall compute or estimate all prorations prior to the Closing Date, and Transferor shall supply Heritage LP before the Closing satisfactory supporting evidence for all such adjustments. In the event that any of the items in this
Section 8.10 cannot be calculated accurately on the Closing Date, then they shall be calculated as soon after the Closing Date as feasible. Either party owing the other party a sum of money based on such subsequent proration(s) shall promptly pay said sum to the other party, together with interest thereon at the rate of the lesser of (A) two percent (2%) over the average "prime rate" (as announced from time to time in the Wall Street Journal) per annum or (B) the highest legally permitted rate, from the Closing Date to the date of payment if payment is not made within ten (10) days after delivery of a bill therefor. The provisions of this Section 8.10 shall survive the Closing.

                  (a) Taxes and Assessments. General real estate taxes and assessments imposed by governmental authority ("Taxes") and any assessments by private covenant constituting a lien or charge on the Real Property for the then-current calendar year or other current tax period not yet due and payable, together with, if applicable, state and local taxes thereon. If the Closing occurs prior to the receipt of the tax bill for the Real Property for the calendar year or other applicable tax period for the Real Property in which the Closing occurs, Taxes for such calendar year or other applicable tax period for the Real Property shall be prorated based upon the most recent ascertainable assessed values and tax rates.

                  (b) Collected Rent. All collected rent and other income (and any applicable state or local tax on rent) under Leases in effect at the Closing but excluding payments that may constitute rent but are provided for in other subparagraphs of this Section 8.10. Transferor shall be charged with any rentals collected by Transferor before the Closing, but applicable to any period of time after such Closing. Any rent and other income delinquent as of the Closing shall not be prorated. Heritage LP shall use reasonable efforts (which efforts shall not require Heritage LP or the REIT to initiate any lawsuit) to collect any rent delinquent as of the Closing, and any rent delinquent as of the Closing but collected after the Closing shall be applied first to current rent obligations then to delinquent rent in inverse order of incurrence, with any amounts applied to any period prior to the Closing remitted to Transferor. Heritage LP may treat any rent received after the 27th of any month as rent for the next month. Once the Closing has occurred, Transferor shall not have any right to seek by legal action or otherwise collection of any rents delinquent for any period prior to the Closing, unless the tenant has vacated the premises under the Lease before the Closing and the Lease is not assigned to Heritage LP.

                  (c) Utilities. To the extent such expenses are the obligation of Transferor and not tenants under Leases, utilities, including water, sewer, electric, and gas, based upon the last reading of meters prior to the Closing. If the utility company will not issue separate bills, Transferor's portion will be charged against Transferor and Heritage LP will pay the entire bill after the Closing. If Transferor has paid any utilities in advance in the ordinary course of business, then Transferor shall be credited for Heritage LP's portion of such payment at the Closing. The amount of deposits, if any, with utility companies that are transferrable and that are assigned by Transferor to Heritage LP at the Closing shall be credited to Transferor. The amount of any deposits with utility companies that are not transferable and that are not assigned by Transferor to Heritage LP at the Closing shall remain the property of Transferor.

                  (d) Fees and Charges Under Service Contracts. To the extent such expenses are the obligations of Transferor and not of a tenant's under its Lease, fees and charges under any Service Contracts that are being assigned to and assumed by Heritage LP at the Closing on the basis of the periods to which such Service Contracts relate.

                  (e) Transferred Debt. Interest accrued through the day prior to the Closing Date and not yet due and payable and any principal, interest and other amounts due and payable at the Closing Date pursuant to the Transferred Debt; provided, however, transfer fees due and payable to holders of Transferred Debt shall be paid in accordance with Section 8.9 hereof.

                  (f) Insurance. Premiums or other fees payable in connection with any insurance policies that are being assigned to and assumed by Heritage LP at the Closing.

                  (g) Other Expenses. All other liabilities related to the ownership or operation of the Property that Heritage LP may agree to assume or take subject to in writing.

                  (h) Contractors and Suppliers. Amounts payable to contractors, subcontractors, designers, suppliers, architects, engineers and others who have performed services or labor or supplied material in connection with the Property.

                  (i) Leasing Commissions. Leasing or other fees or commissions payable in connection with any Lease or any renewal or extension of any Lease, but only to the extent that such fees or commissions have been disclosed to Heritage LP and the REIT on the Rent Roll. For the avoidance of doubt, the parties acknowledge that with respect to the majority of Leases, all commissions due to brokers for the initial term of such Leases have been previously paid by the Transferor on a "cash out" basis and there will be no proration of those commissions at Closing; however, Heritage LP acknowledges that, as described on the Rent Roll, commissions for renewals and extensions of such Leases may be due and payable in the future on a "cash out" basis at the time of the applicable tenant's exercise of a renewal or option to extend or may be payable, for such extension or renewal, on a monthly basis.

                  (j) Dividend Distribution Offset. An amount (the "Dividend Distribution Offset") equal to (i) the product of (A) the total number of shares of REIT Stock and LP Units issued in connection with the transactions contemplated by this Agreement and (B) $.50 (the "Dividend Amount"), multiplied by (ii) the ratio of (A) the difference between the total number of calendar days during the quarter in which the Closing occurs (the "Closing Quarter") and the number of calendar days during the Closing Quarter prior to the Closing Date and (B) the total number of calendar days during the Closing Quarter shall be deposited in escrow by Transferor on the Closing Date. On the date of distribution of the dividend payment for the Closing Quarter (the "Dividend Distribution Date"), the Dividend Distribution Offset shall be released to the REIT; provided, however, in the event that the REIT does not issue a dividend for the Closing Quarter, the Dividend Distribution Offset as calculated with the Dividend Amount shall be released to the Transferor on the Dividend Distribution Date or in the event that the REIT issues a dividend of less than $.50 in the Closing Quarter (the "Reduced Dividend Amount"), a portion of the Dividend Distribution Offset equal to the amount of the difference between (a) the Dividend Distribution Offset as calculated with the Dividend Amount, and (b) the Dividend Distribution Offset as calculated with the Reduced Dividend Amount shall be released to Transferor and the remaining amount of the Dividend Distribution Offset shall be released to the REIT on the Dividend Distribution Date.

         8.11 Tenant Deposits. All tenant deposits, including without limitation, refundable security deposits, refundable pet deposits and key deposits, and advance rental deposits (and interest thereon if required by law or contract to be earned thereon) shall be transferred to Heritage LP at the Closing, and Heritage LP shall assume the obligations to refund such deposits to such tenants in accordance with their respective Leases after Closing, but only to the extent the obligation to refund such deposits arises after Closing.

         8.12 Income and Sales Taxes. All income, sales, gross receipts or compensation taxes and similar taxes and fees imposed upon Transferor under applicable local or state law shall be paid by Transferor at the Closing.

         8.13 Permit Fees. Customary fees payable with respect to the transfer of permits and licenses assigned by Transferor to Heritage LP at the Closing with the consent or approval, if required, of the issuer thereof shall be paid by Heritage LP.

         8.14 Wages. Transferor shall pay the wages, employment taxes and fringe benefits applicable thereto payable to employees, if any, of Transferor as of their discharge on the Closing Date.

         8.15 Escrow Accounts. The parties acknowledge that the Transferred Debt to be assumed has Escrow Accounts. Upon the Closing (a) if requested by Transferor, Heritage LP shall reimburse Transferor for the amount Transferor has deposited into the Escrow Account with respect to the Real Property, whereupon Transferor shall assign to Heritage LP, and Heritage LP shall have sole right and ownership of, all funds in such Escrow Account; or (b) each Transferor shall withdraw all funds that it has deposited in each Escrow Account, whereupon Heritage LP shall make the appropriate deposits into the Escrow Account.


                                    ARTICLE 9
                                  RISK OF LOSS
                                  ------------

         9.1 Damage. The risk of loss of or damage to the Real Property by reason of any insured or uninsured casualty during the period up to and including the Closing Date shall be borne by Transferor. In the event of any material damage to or destruction of the Real Property or any portion thereof (notice of which shall promptly be given to the REIT by Transferor), the REIT may, at its option by notice to Transferor given within ten (10) days after the REIT is notified of such damage or destruction (and the Closing shall be extended, if necessary to give the REIT such 10-day period to respond to such notice) (i) elect to proceed under this Agreement with respect to the Property, in which event Transferor shall, at the Closing, assign to Heritage LP all insurance proceeds (including rent loss insurance to the period from and after the Closing Date) for the damage, Heritage LP shall assume responsibility for the repair of the Real Property, and Heritage LP shall receive a credit at the Closing for any uninsured portion of the damage and any deductible under the insurance policy; or (ii) terminate this Agreement. In the event of any damage to or destruction of the Real Property or any portion thereof is not material (notice of which shall promptly be given to the REIT Parties by Transferor), Transferor shall, at the Closing, assign to Heritage LP all insurance proceeds (including rent loss insurance to the period from and after the Closing Date) for the damage, the REIT shall assume responsibility for the repair of the Real Property, and Heritage LP shall receive a credit at the Closing for any uninsured portion of the damage and any deductible under the insurance policy.

                  "Material damage" and "materially damaged" means, with respect to the applicable Real Property, damage for which the cost to repair reasonably exceeds ten percent (10%) of such Property's Deemed Value.

         9.2 Condemnation. In the event of any threatened, commenced or consummated proceedings in eminent domain, including, without limitation, any conveyance in lieu thereof (notice of which shall promptly be given to the REIT by Transferor) (a "Condemnation Proceeding"), which would constitute a material condemnation respecting Real Property, the REIT may, at its option, by notice to Transferor given within ten (10) days after the REIT is notified of such actual or possible proceedings (and the Closing shall be extended, if necessary, to give the REIT such 10-day period to respond to such notice) (i) elect to proceed under this Agreement with respect to the Property, in which event Transferor shall, at the Closing, assign to Heritage LP its entire right, title and interest in and to any condemnation award, and Heritage LP shall have the sole right prior to Closing (subject to Transferor's approval which shall not be unreasonably withheld or delayed) and after the Closing to negotiate and otherwise deal with the condemning authorities in respect of such matters; or
(ii) terminate this Agreement. In the event that a Condemnation Proceeding would not constitute a material condemnation respecting the Real Property, Transferor shall, at the Closing, assign to Heritage LP its entire right, title and interest in and to any condemnation award, and Heritage LP shall have the sole right prior to Closing (subject to Transferor's approval that shall not be unreasonably withheld or delayed) and after the Closing to negotiate and otherwise deal with the condemning authorities with respect of such matters.

                  "Material condemnation" means with respect to the Real Property, a taking of (i) more than ten percent (10%) of the land constituting the Real Property, (ii) more than ten percent (10%) of the parking for the buildings on the Real Property (unless the same can, on the remaining Real Property so affected, be replaced), (iii) any part of the buildings on the Real Property, (iv) a means of access to the Real Property unless alternative means of access exist which in the REIT's judgment are adequate to serve the Real Property, or (v) materially adversely affect the use or value of the Real Property.


                                   ARTICLE 10
                   WAIVER; MODIFICATION; TERMINATION; REMEDIES
                   -------------------------------------------

         10.1 Waivers. The failure of the Smith Summit Parties to comply with any of their respective obligations, agreements or conditions as set forth herein may be waived expressly in writing by the REIT, by action of its Board of Directors. The failure of the REIT Parties to comply with any of its obligations, agreements or conditions as set forth herein may be waived expressly in writing by the Smith Summit Parties by action of Lincor as general partner.

         10.2 Modification. This Agreement may be modified at any time in any respect by the mutual consent of all of the parties, notwithstanding prior approval by the Transferor Partners; provided, however, the terms of the Exchange Offer shall not be amended or modified after the Commitment Date as set forth in Section 1.1(f). Any such modification may be approved for the REIT by its Board of Directors or for Transferor by its general partner.

         10.3 Termination. This Agreement may be terminated at any time before the Closing Date, by the Board of Directors of the REIT or by Transferor (by action of its general partner or partners):

                  (a) By either Transferor or the REIT if the Closing Date shall not have occurred on or before the Expiration Date; provided, however, that Transferor's right to terminate this Agreement under this Section 10.3(a) shall not be available if one of the Smith Summit Parties' failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing Date to occur before the Expiration Date and the REIT's right to terminate this Agreement under this Section 10.3(a) shall not be available if one of the REIT Parties' failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing Date to occur prior to the Expiration Date;

                  (b) By either Transferor or the REIT if a court of competent jurisdiction or governmental regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties shall use their commercially reasonably efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and non-appealable;

                  (c) By Transferor if a REIT Party shall have breached, or failed to comply with, in any material respect any of its obligations under this Agreement or any Related Agreement, and such breach or failure is not cured within 30 days following written notice thereof by Transferor;

                  (d) By the REIT if a Smith Summit Party shall have breached, or failed to comply with, in any material respect any of the obligations under this Agreement or any Related Agreement, and such breach or failure is not cured within 30 days following written notice thereof by the REIT;

                  (e) By Transferor if a representation or warranty of a REIT Party made in this Agreement or a Related Agreement is not true and correct in any material respect;

                  (f) By the REIT if a representation or warranty of a Smith Summit Party made in this Agreement or a Related Agreement is not true and correct in any material respect;

                  (g) By the REIT in its sole and absolute discretion prior to the expiration of the Due Diligence Period, by delivery to Transferor of notice of termination pursuant to this Section 10.3(g); or

                  (h) By mutual written consent of the general partner of Transferor and the REIT.

                  (i) By the REIT in its sole and absolute discretion pursuant to Section 9.1 or Section 9.2 as a result of material damage to or condemnation of all or a portion of the Property.

                  (j) By either Transferor or the REIT if the transactions contemplated by the Gentry Place Agreement and the Merit Preston Park Agreement are not consummated simultaneously with the transactions contemplated herein.

         10.4 Effect of Termination. In the event of termination of this Agreement as provided in Section 10.3 hereof, this Agreement shall forthwith become void and there shall be no liability on the parties hereto, except as provided in this Section 10.4:

                  (a) Breach by REIT Parties. If this Agreement is terminated by the Transferor under Section 10.3(c) or Section 10.3(e), the Smith Summit Parties shall be entitled to immediately receive the Earnest Deposit.

                  (b) Breach by Smith Summit Parties.

                           (i) If this Agreement is terminated by the REIT under
Section 10.3(d) or Section 10.3(f), (1) the REIT Parties shall be entitled to the prompt reimbursement from the Transferor of all out-of-pocket costs
(including, without limitation, attorney's fees and disbursements) incurred by the REIT Parties in connection with the transactions contemplated by this Agreement, (2) the REIT Parties, jointly and severally, shall have all rights and remedies to which they may be entitled in equity and under this Agreement, including, without limitation, specific performance and (3) in the event that the REIT seeks specific performance of the transactions contemplated herein, the REIT Parties shall be entitled to all out-of-pocket costs (including, without limitation, attorney's fees and disbursements) incurred by the REIT Parties in connection with seeking such specific performance. In the event that this Agreement is terminated by the REIT pursuant to Section 10.3(d), the REIT shall return all documents delivered or prepared for the REIT Parties relating to the Property.

                           (ii) If this  Agreement  is  terminated  by the  REIT
Parties pursuant to Section 10.3(d) or Section 10.3(f) herein, the REIT Parties shall be entitled to the prompt reimbursement for all out-of-pocket costs (including, without limitation, attorneys' fees, filing fees, and disbursements) incurred by the REIT Parties in connection with its preparation and filing of the Registration Statement and any amendments or supplements thereto.


                                   ARTICLE 11
                                   DEFINITIONS
                                   -----------

"3636 Colorado" has the meaning in the preamble hereof.

"Accredited Investor" shall mean an accredited investor as defined in Regulation D promulgated under the Securities Act.

"Asset Transfer" has the meaning set forth in the recitals hereof.

"Asset Transfer Cash Payment" has the meaning set forth in Section 2.2(b)(i) hereof.

"Asset Transfer Registration Agreement" has the meaning set forth in the recitals hereof.

"Cash Allocation" has the meaning set forth on Schedule V attached hereto.

"CERCLA" has the meaning set forth in the definition of Environmental Laws hereof.

"Closing" has the meaning set forth in Section 8.1 hereof.

"Closing Date" has the meaning set forth in Section 8.1 hereof.

"Commitment Date" has the meaning set forth in Section 1.1(f) hereof.

"Condemnation Proceeding" has the meaning set forth in Section 9.2 hereof.

"Custodian" has the meaning set forth in Section 1.1 hereof.

"Deemed Value" with respect to a Property shall be equal to the value allocated to such Property in Schedule VII attached hereto.

"Dividend Distribution Offset" has the meaning set forth in Section 8.10(j) hereof.

"Due Diligence Period" has the meaning set forth in Section 7.1(f) hereof.

"Earnest Deposit" has the meaning set forth in Section 2.4 hereof.

"Environmental Laws" shall include, without limitation, the Clean Air Act; the Clean Water Act and the Water Quality Act of 1987; the Federal Insecticide Fungicide, and Rodenticide Act; the Marine Protection, Research, and Sanctuaries Act; the National Environmental Policy Act; the Noise Control Act; the Occupational Safety and Health Act; the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendments of 1984, the Safe Drinking Water Act; the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, and the Emergency Planning and Community Right-to-Know Act; the Toxic Substance Control Act ("TSCA"); and the Atomic Energy Act, all as may have been amended as of the date of this Agreement, together with their implementing regulations and guidelines as of the date of this Agreement. "Environmental Laws" shall also include all state, regional, county, municipal and other local laws, regulations, and ordinances that are equivalent or similar to the federal laws recited above or that purport to regulate Hazardous Materials.

"Exchange Act" shall mean the Securities Exchange Act of 1934.

"Exchange Offer" has the meaning set forth in the recitals hereof.

"Exchange Offer Cash Payment" has the meaning set forth in Section 1.1(b) hereof.

"Exchange Offer Registration Agreement" has the meaning set forth in the recitals hereof.

"Exchange Value" shall mean with respect to Transferor, the Value of the Property; and with respect to any partner of Transferor shall mean the Exchange Value of Transferor multiplied times the percentage interest of such partner in Transferor.

"Execution Date" shall mean the date of execution of this Agreement.

"Expiration Date" has the meaning set forth in Section 8.1 hereof.

"FIFRA" has the meaning set forth in the definition of Environmental Laws hereof.

"Gentry Place" has the meaning set forth in the preamble hereof.

"Gentry Place Agreement" has the meaning set forth in the preamble hereof.

"GP Unit" has the meaning set forth in the recitals hereof.

"Hazardous Materials" shall include, without limitation: any hazardous substance, pollutant, or contaminant regulated under CERCLA; oil and petroleum products and natural gas, natural gas liquids, liquefied natural gas, and synthetic gas usable for fuel; pesticides regulated under FIFRA; asbestos, polychlorinated biphenyls, and other substances regulated under TSCA; source material, special nuclear material, and by-product materials regulated under the Atomic Energy Act; and industrial process and pollution control wastes to the extent regulated under applicable Environmental Laws.

"Heritage LP" has the meaning set forth in the preamble hereof.

"Heritage SGP" has the meaning set forth in the preamble hereof.

"Holdback Amount" has the meaning set forth in Section 2.3(d) hereof.

"Improvements" shall mean with respect to a Real Property, all improvements located thereon, including, without limitation, all heating, ventilation, electrical, plumbing and other mechanical or operational systems.

"Intangible Personal Property" shall be a collective reference to all intangible personal property related to the Real Property, including, without limitation: all trade names and trade marks associated with the Real Property, together with the goodwill related thereto, including Transferor's rights and interests in the name of the Property set forth in Schedule I attached hereto and the names (unless the same include proper names) of the Transferor; all rights to the plans and specifications and other architectural and engineering drawings for the Improvements; contract rights related to the construction, operation, ownership or management of the Real Property (but excluding the obligations of any of Transferor thereunder, except those expressly assumed pursuant to this Agreement); warranties, zoning approvals, building permits and licenses (to the extent assignable); tenant lists, correspondence with tenants and records (including, but not limited to, those relating to taxes, insurance, maintenance, repairs, capital improvements and services), booklets, manuals, advertising and promotional materials, including, without limitation, photographs and negatives, correspondence with suppliers, and telephone exchange numbers (if available); excluding, however, cash or accounts receivable, except to the extent specifically provided herein with respect to prorations and adjustments and Rehabilitation Reserves (when the term "Intangible Personal Property" is used in connection with a single Real Property, such term shall only be a collective reference to the Intangible Personal Property applicable to such Real Property).

"Leases" shall be a collective reference to all leases of space within the Improvements, including leases that may be made by Transferor after the date hereof and prior to the Closing (as defined herein).

"Lender" shall mean the holder of the Note as set forth in Schedule II hereof.

"Lincor" has the meaning set forth in the preamble hereof.

"Loan Documents" shall mean a collective reference to the mortgages, bonds, deeds of trusts and other security instruments that create liens on the Real Property to secure the payment of the loan and related Note.

"LP Units" shall mean the limited partnership units of Heritage LP.

"Material Condemnation" has the meaning set forth in Section 9.2 hereof.

"Material Damage" has the meaning set forth in Section 9.1 hereof.

"Merit Preston Park Agreement" has the meaning set forth in the preamble hereof.

"Mortgage Debt" shall mean the debt evidenced by a Note secured by a lien on such Real Property, the Mortgage Debt evidenced by such Note and the Lender which is the holder of such Note. The Mortgage Debt is set forth in Schedule II attached hereto.

"Network" shall mean Network Multi-Family Security Corporation.

"Notes" and "Note" shall mean the promissory notes and bonds evidencing the Mortgage Debt.

"Operating and Financial Statements" shall mean copies of operating and financial statements (balance sheets, income, proformas, expense and capital improvements) detailing the operating history of the properties for the last three years including year-to-date information.

"Other Taxes" has the meaning set forth in Section 4.1(b)(vi) hereof.

"Park on Preston" has the meaning set forth in the preamble hereof.

"Partnership Agreement" has the meaning set forth in the recitals hereof.

"Permitted Exceptions" shall mean Transferred Debt and all exceptions to title to the Real Property (other than monetary liens and those other matters which Transferor have agreed to cure in accordance with Section 2.3(d) hereof), which have not been cured and which the Title Insurer has not agreed to insure over or waive during the Due Diligence Period and which the REIT shall have approved by its approval of the related Title Report as provided in Section 7.1(g).

"Preston Park LP" has the meaning set forth in the preamble hereof.

"Property" shall mean all of the Real Property, the Tangible Personal Property and the interests in the Leases and the Intangible Personal Property.

"Property Closing Costs" has the meaning set forth in Section 8.9 hereof.

"Prorations" has the meaning set forth in Section 8.10 hereof.

"Real Property" shall be a reference to the real property described in Schedule I attached hereto, together with (i) all Improvements located thereon, (ii) all the rights, benefits, privileges, easements, tenements, hereditaments and appurtenances thereon or in any way appertaining to such real properties, and
(iii) all right, title and interest of Transferor in and to all strips and gores and any land lying in the bed of any street, road or alley, open or proposed, adjoining any of such real properties. When the Survey is issued, the description in the Survey shall be accepted by the parties as the correct description of the Real Property, even if it should differ from Schedule I.

"Registration Statement" has the meaning set forth in Section 1.1(b) hereof.

"REIT" has the meaning set forth in the preamble hereof.

"REIT Capital Contribution" has the meaning set forth in the recitals hereof.

"REIT Parties" has the meaning set forth in the preamble hereof.

"REIT Stock" has the meaning set forth in the recitals hereof.

"REIT Stock Price" shall mean $22.25.

"Related Agreements" has the meaning set forth in the recitals hereof.

"Rent Roll" shall mean a current rent roll and delinquency report for the Real Property.

"Securities Act" shall mean the Securities Act of 1933, as amended.

"Service Contracts" shall mean all management, marketing, service, supply, material, equipment lease or maintenance contracts which pertain to the furnishing of services, materials, leasehold equipment, or maintenance to the Property and similar agreements.

"Smith Summit" has the meaning set forth in the preamble hereof.

"Smith Summit GP" has the meaning set forth in the preamble hereof.

"Smith Summit Parties" has the meaning set forth in the preamble hereof.

"Subsidiary" or "Subsidiary Partnership" shall mean each of the subsidiaries of the REIT, Heritage LP and Heritage SGP formed for the purpose of acquiring the Property.

"Survey" shall mean survey (including field notes) made by survey civil engineers approved by the REIT and duly licensed in the state where the Real Property is located in accordance with and containing the certification set forth in Exhibit G attached hereto and addressed to such parties as the REIT may designate.

"Tangible Personal Property" shall be a collective reference to all equipment, machinery, furniture, furnishings, supplies and other tangible personal property owned by Transferor and any interest of Transferor in any such property leased by Transferor, now or hereafter located in and used in connection with the operation, ownership or management of the Real Property.

"Taxes" has the meaning set forth in Section 8.10(a) hereof.

"Title Company" shall mean Commonwealth Land Title of Dallas, 1700 Pacific, Suite 4740, Dallas, Texas 75201.

"Title Policy" has the meaning set forth in Section 7.1(h) hereof.

"Title Report" shall mean a currently dated preliminary title commitment issued by the Title Company for the Real Property.

"Total Cash Payment" shall mean (A) the sum of (i) the Cash Allocation set forth on Schedule V attached hereto and (ii) such other escrowed amounts held by Lender including, but not limited to, taxes, insurance and such other reserves held by Lender on Transferor's behalf if elected by Transferor pursuant to
Section 8.15(a) hereof, less (B) the Earnest Deposit.

"Transferor" shall have the meaning set forth in the preamble hereof.

"Transferor Partner" shall have the meaning set forth in the recitals hereof.

"Transferor Partnership Interest" has the meaning set forth in the recitals hereof.

"Transferred Debt" has the meaning set forth in Section 2.3(b) hereof.

"TSCA" has the meaning set forth in the definition of Environmental Laws hereof.

"UCC Searches" shall mean copies of current Uniform Commercial Code searches issued by the Title Company or a search company acceptable to the REIT.

"Value" of the Property shall be equal to (i) the Deemed Value allocated to the Property minus (ii) the Mortgage Debt applicable to the Property as of the Closing Date and immediately prior to any repayment, purchase, refinancing, replacement or reduction thereof by Heritage LP or the REIT in accordance with
Section 2.3 (without  taking into  consideration  any discount of such  Mortgage
Debt), minus (iii) the Holdback Amount and, plus or minus, as appropriate, (iv) the Prorations relating to the Property determined in accordance with Section 8.10.


                                   ARTICLE 12
                                  MISCELLANEOUS
                                  -------------

         12.1 Subsidiaries. The parties acknowledge and agree that, if required by the Lender as a condition to its consent to the transfer of the Property subject to the related Mortgage Debt as contemplated hereby, the Property may be transferred to a limited purpose entity owned by Heritage LP and any reference herein to Heritage LP shall mean, with respect to such Property, such limited purpose entity.

         12.2 Parties Bound. Prior to the Closing, except as provided in Section
12.1 hereof, no party may assign its rights or obligations under this Agreement without the prior written consent of the other parties hereto, and any such prohibited assignment shall be void. This Agreement and all provisions hereof, including, without limitation, all representations and warranties made hereunder, shall inure to the benefit of and be binding upon the respective heirs, devisees, legal representatives, successors, assigns and beneficiaries of the parties hereto; provided, however, that no assignment shall relieve the assignor of any obligation under this Agreement whether arising before or after such assignment.

         12.3 Headings. The article and paragraph headings of this Agreement are for convenience only and shall in no way limit or enlarge the scope or meaning of the language hereof.

         12.4 Invalidity. If any portion of this Agreement is held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be deemed valid and operative and effect shall be given to the intent manifested by the portion held invalid or inoperative. The failure by either party to enforce against the other any term or provision of this Agreement shall be deemed not to be a waiver of such party's right to enforce against the other party the same or any other such term or provision.

         12.5 Governing Law. Except where the laws of another jurisdiction are mandatorily applicable, this Agreement shall, in all respects, be governed, construed, applied and enforced in accordance with the internal laws (and not the choice of law rules) of the State of Texas.

         12.6  Independent  Review.  Transferor  acknowledges  and  agrees  that neither the REIT nor Heritage LP has made any representation or warranty with respect to the tax or accounting consequences of the transactions contemplated by this Agreement, and that Transferor has been represented by counsel or received advice in connection with entering into this Agreement and has received such tax and accounting information as Transferor deems necessary to knowledgeably consummate the transactions contemplated by this Agreement.

         12.7 No Third Party Beneficiary. This Agreement is not intended to give or confer any benefits, rights, privileges, claims, actions or remedies to any person or entity as a third party beneficiary, including without limitation, the Lender.

         12.8 Entirety and Amendments. This Agreement embodies the entire agreement between the parties and supersedes all prior agreements and understandings relating to the Property. This Agreement may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

         12.9 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement. To facilitate execution and delivery of this Agreement, the parties may execute and exchange counterparts of the signature pages by telefax. The signature of any party to any counterparts may be appended to any other counterpart. The Title Company shall be entitled to accept and treat such fax signatures as original signatures.

         12.10 Further Assurances. To the extent that any Schedule to be attached to this Agreement or to any of the Exhibits attached hereto is not completed or prepared on the date hereof, the party responsible for completing or preparing such Schedule or Exhibit shall deliver such Schedule or Exhibit to the other parties hereto as soon as possible after the date hereof and, in any event, prior to the Closing. In addition to the acts and deeds recited herein and contemplated to be performed, executed and/or delivered by Transferor at the Closing, Transferor agrees to perform, execute and/or deliver or cause to be executed and/or delivered, on or after the Closing, any and all further acts, deeds and assurances as may be reasonably necessary to consummate the transactions contemplated hereby and/or to further perfect and deliver to Heritage LP the conveyance, transfer and assignment of the Property and all rights related thereto.

         12.11 Time. Time is of the essence in the performance of each and every term, condition and covenant contained in this Agreement.

         12.12 Confidentiality. The REIT Parties and Smith Summit Parties, for the benefit of each other, hereby agree that until the Closing Date, they will not release or cause or permit to be released, any press notices, publicity (oral or written) or advertising promotion relating to, or otherwise announce or disclose or cause or permit to be announced or disclosed, in any manner whatsoever, the terms, conditions or substance of this Agreement or any of the Related Agreements, or the transactions contemplated herein or therein, without first obtaining the written consent of the other parties hereto; provided, however, the REIT, in its sole discretion, may release or cause or permit to be released, any press notices, publicity (oral or written) or advertising promotion relating to, or otherwise announce or disclose or cause or permit to be announced or disclosed, in any manner whatsoever, the terms, conditions or substance of this Agreement, or the transactions contemplated herein, or any information relating to the Property in connection with the REIT causing the effectiveness of the Registration Statement under the Securities Act or any applicable state laws and pursuant to the rules of the American Stock Exchange. It is understood that the foregoing shall not preclude either party from discussing the substance or any relevant details of such transactions with any of its attorneys, accountants, professional consultants or potential lenders, as the case may be, or prevent either party hereto from seeking to obtain any and all approvals or consents necessary in connection with the transactions contemplated hereby, making all filings with governmental authorities required in connection with the transactions contemplated hereby and complying with laws, rules, regulations and court orders, including without limitation, governmental regulatory, disclosure, tax and reporting requirements. After the Closing Date, Transferor agrees that the REIT may release any press notices, publicity (oral or written) or advertising promotion relating to, or otherwise announce or disclose, in any manner whatsoever, the terms, conditions and substances of this Agreement or any of the Related Agreements, or the transactions contemplated herein or therein, without first obtaining the written consent of the other parties hereto.

         12.13 Attorneys' Fees. Should either party employ attorneys to enforce any of the provisions hereof, the party losing in any final judgment agrees to pay the prevailing party all reasonable costs, charges and expenses, including attorneys' fees and disbursements, expended or incurred in connection therewith whether at trial, on appeal or on petition for review.

         12.14 Use of Pronouns. The use of the neuter singular pronoun to refer to a party shall be deemed a proper reference, even though such party may be an individual, partnership or a group of two or more individuals. The necessary grammatical changes required to make the provisions of this Agreement apply in the plural sense where there is more than one seller or purchaser and to either partnerships or individuals (male or female) shall in all instances be assumed as though in each case fully expressed.

         12.15 Notices. All notices required or permitted hereunder shall be in writing and shall be served on the parties at the following address:

         If to Transferor or Lincor:         c/o MTP, Inc.
                                             3636 North Central Avenue
                                             Suite 402
                                             Phoenix, Arizona  85012
                                             Telephone: (602) 222-4040
                                             Telefax: (602) 222-4009
                                             Attn:  Edward P. Zinman

         With a copy to:                     Kim Lawrence, Esq.
                                             12700 Preston Road
                                             Suite 235
                                             Dallas, Texas  75230
                                             Telephone: (972) 661-2145
                                             Telefax: (972) 661-3283

         If to 3636 Colorado:                3636 Colorado, Inc.
                                             One Canada Centre
                                             447 Portage Avenue
                                             Winnipeg, Manitoba Canada  R3C3B6
                                             Telephone: (204) 956-8656
                                             Telefax: (204) 942-1931

         With a copy to:                     3636 Colorado, Inc.
                                             One Canada Centre
                                             447 Portage Avenue
                                             Winnipeg, Manitoba Canada  R3C3B6
                                             Telephone: (204) 956-8656
                                             Telefax: (204) 942-1931
                                             Attn:  B.S. Toni

         If to the REIT, Heritage SGP or Heritage LP:

                                             c/o ASR Investments Corporation
                                             335 North Wilmot, Suite 250
                                             Tucson, Arizona  85711
                                             Telephone: (520) 748-2111
                                             Telefax:   (520) 750-8865
                                             Attn:  Jon A. Grove

         With a copy to:                     O'Connor, Cavanagh, Anderson,
                                             Killingsworth & Beshears, P.A.
                                             One East Camelback, Suite 1100
                                             Phoenix, Arizona  85012
                                             Telephone:  (602) 263-2606
                                             Telefax:  (602) 263-2900
                                             Attn:  Robert S. Kant, Esq.

         Any such notices shall be either (a) sent by certified mail, return receipt requested in which case notice shall be deemed delivered three (3) business days after deposit, postage prepaid in the U.S. Mail, (b) sent by overnight delivery using a nationally recognized overnight courier, in which case it shall be deemed delivered one business day after deposit with such courier, (c) sent by telefax, in which case notice shall be deemed delivered upon confirmed transmission of such notice, or (d) sent by personal delivery. The above addresses may be changed by written notice to the other party;
provided, however, that no notice of a change of address shall be effective until actual receipt of such notice. Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice.

         12.16 Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

         12.17 Calculation of Time Periods. Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designed period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday.

         12.18 Information and Audit Cooperation. Transferor agrees to provide to Heritage LP's designated independent auditor (a) access to the books and records of the Property and all related information regarding the period for which Heritage LP is required to have the Property audited under the regulations of the Securities and Exchange Commission, and (b) any representation letters regarding the books and records of the Property as such auditor shall reasonably request in connection with the normal course of auditing the Property in accordance with generally accepted auditing standards.

         12.19 No Assumption. Except as otherwise expressly assumed by Heritage LP or the REIT pursuant to the terms of this Agreement, neither Heritage LP nor the REIT shall assume or be deemed to have assumed any obligations or liabilities whatsoever of Transferor with respect to the Property or otherwise.

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement on the day and year first above written.

3636 COLORADO:                               HERITAGE SGP:

3636 COLORADO, INC.,                         HERITAGE SGP CORPORATION, an
a Colorado corporation                       Arizona corporation


By:                                          By:
   -------------------------------              -------------------------------
Its:                                         Its:
    ------------------------------               ------------------------------

LINCOR/SMITH SUMMIT
APARTMENTS LIMITED                           TRANSFEROR OR
PARTNERSHIP, a Texas                         SMITH SUMMIT GP:
limited partnership
                                             SMITH SUMMIT APARTMENTS
By:   MTP, Inc.                              PARTNERSHIP, a Texas general
Its:   General Partner                       partnership

                                             By:  Lincor/Smith Summit Apartments
         By:                                        Limited Partnership
            ----------------------           Its:   General Partner
         Its:
             ---------------------                    By:      MTP, Inc.
                                                      Its:     General Partner

THE REIT:
                                                      By:
ASR INVESTMENTS CORPORATION,                             ----------------------
a Maryland corporation                                Its:
                                                          ---------------------

By:                                          By:      3636 Colorado, Inc.
   -------------------------------           Its:     General Partner
Its:
    ------------------------------                    By:
                                                         ----------------------
                                                      Its:
HERITAGE LP:                                              ---------------------

HERITAGE COMMUNITIES L.P.,
a Delaware limited partnership

By:   ASR Investments Corporation
Its:   General Partner


         By:
            ----------------------
         Its:
             ---------------------
                                       53